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                                                                    Exhibit 10.3


                               OFFICE BUILDING LEASE




                                      between



                           MERIDIAN ROCKVILLE PLAZA, LLC



                                      LANDLORD



                                        and



                            THE PERKIN-ELMER CORPORATION


                                       TENANT






                                Dated July 10, 1998



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                               OFFICE BUILDING LEASE

                                 TABLE OF CONTENTS

Section                                                                     Page


1.   Introductory Provisions . . . . . . . . . . . . . . . . . . . . . . . . 1
     (a)  Fundamental Lease Provisions . . . . . . . . . . . . . . . . . . . 1
     (b)  References and Conflicts . . . . . . . . . . . . . . . . . . . . . 2
     (c)  Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

2.   Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     (a)  Demised Premises . . . . . . . . . . . . . . . . . . . . . . . . . 3
     (b)  Tenant's Proportionate Share . . . . . . . . . . . . . . . . . . . 3

3.   Term      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     (a)  Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     (b)  Certificate of Commencement. . . . . . . . . . . . . . . . . . . . 3
     (c)  Acceptance of Demised Premises . . . . . . . . . . . . . . . . . . 3
     (d)  Rule Against Perpetuities. . . . . . . . . . . . . . . . . . . . . 4
     (e)  Option to Extend . . . . . . . . . . . . . . . . . . . . . . . . . 4

4.   Rent      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     (a)  Base Annual Rent . . . . . . . . . . . . . . . . . . . . . . . . . 4
     (b)  Rent Commencement Date . . . . . . . . . . . . . . . . . . . . . . 5
     (c)  Additional Rent. . . . . . . . . . . . . . . . . . . . . . . . . . 5
          (i)  General . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          (ii) Operating Expenses. . . . . . . . . . . . . . . . . . . . . . 5
          (iii)Landlord's Enforcement Costs. . . . . . . . . . . . . . . . . 8
          (iv) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     (d)  Additional Rent Estimates and Adjustments. . . . . . . . . . . . . 9
     (e)  Taxes on Tenant's Property . . . . . . . . . . . . . . . . . . . .10
     (f)  Payment of Rent. . . . . . . . . . . . . . . . . . . . . . . . . .10
     (g)  Survival of Rent Obligation. . . . . . . . . . . . . . . . . . . .10

5.   Intentionally Deleted . . . . . . . . . . . . . . . . . . . . . . . . .10

6.   Construction of Premises and Occupancy. . . . . . . . . . . . . . . . .11

7.   Use of Demised Premises . . . . . . . . . . . . . . . . . . . . . . . .12
     (a)  Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     (b)  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
          (i)  Legal . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
          (ii) Fire and Safety . . . . . . . . . . . . . . . . . . . . . . .12
     (c)  Environmental Protection . . . . . . . . . . . . . . . . . . . . .12
     (d)  Hazardous Waste Documentation. . . . . . . . . . . . . . . . . . .13
     (e)  Right to Inspect . . . . . . . . . . . . . . . . . . . . . . . . .13
     (f)  Right to Participate . . . . . . . . . . . . . . . . . . . . . . .13
     (g)  Tenant's Obligation. . . . . . . . . . . . . . . . . . . . . . . .13
     (h)  Termination Audit. . . . . . . . . . . . . . . . . . . . . . . . .13
     (i)  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .14
     (j)  Moving and Deliveries. . . . . . . . . . . . . . . . . . . . . . .14
     (k)  Excessive Floor Load . . . . . . . . . . . . . . . . . . . . . . .14
     (l)  Plumbing System. . . . . . . . . . . . . . . . . . . . . . . . . .14
     (m)  Existing Hazardous Waste . . . . . . . . . . . . . . . . . . . . .14

8.   Rules and Regulations . . . . . . . . . . . . . . . . . . . . . . . . .14

1.   Introductory Provisions . . . . . . . . . . . . . . . . . . . . . . . . 1
     (a)  Fundamental Lease Provisions . . . . . . . . . . . . . . . . . . . 1
     (b)  References and Conflicts . . . . . . . . . . . . . . . . . . . . . 2
     (c)  Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

2.   Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     (a)  Demised Premises . . . . . . . . . . . . . . . . . . . . . . . . . 3
     (b)  Tenant's Proportionate Share . . . . . . . . . . . . . . . . . . . 3
     (c)  Measurement of Demised Premises. . . . . . . . . . . . . . . . . . 3

3.   Term      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     (a)  Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     (b)  Certificate of Commencement. . . . . . . . . . . . . . . . . . . . 3
     (c)  Acceptance of Demised Premises . . . . . . . . . . . . . . . . . . 3
     (d)  Rule Against Perpetuities. . . . . . . . . . . . . . . . . . . . . 4
     (e)  Option to Extend . . . . . . . . . . . . . . . . . . . . . . . . . 4

4.   Rent      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     (a)  Base Annual Rent . . . . . . . . . . . . . . . . . . . . . . . . . 4
     (b)  Rent Commencement Date . . . . . . . . . . . . . . . . . . . . . . 5
     (c)  Additional Rent. . . . . . . . . . . . . . . . . . . . . . . . . . 5
          (i)   General. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          (ii)  Operating Expenses . . . . . . . . . . . . . . . . . . . . . 5
          (iii) Landlord's Enforcement Costs . . . . . . . . . . . . . . . . 8
          (iv) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     (d)  Additional Rent Estimates and Adjustments. . . . . . . . . . . . . 9
     (e)  Taxes on Tenant's Property . . . . . . . . . . . . . . . . . . . .10
     (f)  Payment of Rent. . . . . . . . . . . . . . . . . . . . . . . . . .10
     (g)  Survival of Rent Obligation. . . . . . . . . . . . . . . . . . . .10

5.   Intentionally Deleted . . . . . . . . . . . . . . . . . . . . . . . . .10

6.   Construction of Premises and Occupancy. . . . . . . . . . . . . . . . .10

7.   Use of Demised Premises . . . . . . . . . . . . . . . . . . . . . . . .12
     (a)  Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     (b)  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
          (i)  Legal . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
          (ii) Fire and Safety . . . . . . . . . . . . . . . . . . . . . . .12
     (c)  Environmental Protection . . . . . . . . . . . . . . . . . . . . .12
     (d)  Hazardous Waste Documentation. . . . . . . . . . . . . . . . . . .13
     (e)  Right to Inspect . . . . . . . . . . . . . . . . . . . . . . . . .13
     (f)  Right to Participate . . . . . . . . . . . . . . . . . . . . . . .13
     (g)  Tenant's Obligation. . . . . . . . . . . . . . . . . . . . . . . .13
     (h)  Termination Audit. . . . . . . . . . . . . . . . . . . . . . . . .13
     (i)  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .14
     (j)  Moving and Deliveries. . . . . . . . . . . . . . . . . . . . . . .14
     (k)  Excessive Floor Load . . . . . . . . . . . . . . . . . . . . . . .14
     (l)  Plumbing System. . . . . . . . . . . . . . . . . . . . . . . . . .14
     (m)  Existing Hazardous Waste . . . . . . . . . . . . . . . . . . . . .14

8.   Rules and Regulations . . . . . . . . . . . . . . . . . . . . . . . . .14

9.   Subletting and Assignment . . . . . . . . . . . . . . . . . . . . . . .14
     (a)  Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     (b)  Subsidiaries and Corporate Transfers . . . . . . . . . . . . . . .15
     (c)  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     (d)  Subletting . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     (e)  Required Information . . . . . . . . . . . . . . . . . . . . . . .15
     (f)  Fees; Documents. . . . . . . . . . . . . . . . . . . . . . . . . .16
     (g)  No Release . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     (h)  Tenant Liability . . . . . . . . . . . . . . . . . . . . . . . . .16
     (i)  Profit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

10.  Services and Utilities. . . . . . . . . . . . . . . . . . . . . . . . .16
     (a)  Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     (b)  Interruption of Services . . . . . . . . . . . . . . . . . . . . .16
     (c)  Intentionally Deleted. . . . . . . . . . . . . . . . . . . . . . .17
     (d)  Separate Metering. . . . . . . . . . . . . . . . . . . . . . . . .17
     (e)  Excessive Heat Generation. . . . . . . . . . . . . . . . . . . . .17
     (f)  Intentionally Deleted. . . . . . . . . . . . . . . . . . . . . . .17
     (g)  Laboratory Waste . . . . . . . . . . . . . . . . . . . . . . . . .17


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     (h)  Pest Control . . . . . . . . . . . . . . . . . . . . . . . . . . .18

11.  Maintenance and Repairs . . . . . . . . . . . . . . . . . . . . . . . .18
     (a)  Tenant's Responsibility. . . . . . . . . . . . . . . . . . . . . .18
     (b)  Landlord's Responsibility. . . . . . . . . . . . . . . . . . . . .18
     (c)  ADA Notification . . . . . . . . . . . . . . . . . . . . . . . . .18
     (d)  Maintenance Program and Contracts. . . . . . . . . . . . . . . . .18

12.  Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     (a)  Landlord's Consent . . . . . . . . . . . . . . . . . . . . . . . .19
     (b)  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     (c)  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .19
     (d)  Removal of Alterations . . . . . . . . . . . . . . . . . . . . . .19

13.  Signs and Advertisements. . . . . . . . . . . . . . . . . . . . . . . .19

14.  Common Areas. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     (a)  Common Areas Defined . . . . . . . . . . . . . . . . . . . . . . .20
     (b)  Landlord's Control . . . . . . . . . . . . . . . . . . . . . . . .20
     (c)  Changes and Additions. . . . . . . . . . . . . . . . . . . . . . .20

15.  Parking   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     (a)  Parking Rights . . . . . . . . . . . . . . . . . . . . . . . . . .20
     (b)  Intentionally Deleted. . . . . . . . . . . . . . . . . . . . . . .20
     (c)  Tenant's Parking Area. . . . . . . . . . . . . . . . . . . . . . .20

16.  Surrender and Inspection. . . . . . . . . . . . . . . . . . . . . . . .21
     (a)  Surrender. . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     (b)  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     (c)  Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     (d)  Fixtures and Personal Property Remaining . . . . . . . . . . . . .21
     (e)  Initial Improvements . . . . . . . . . . . . . . . . . . . . . . .21

17.  Access    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     (a)  Access to Building . . . . . . . . . . . . . . . . . . . . . . . .21
     (b)  Landlord's Access to Demised Premises. . . . . . . . . . . . . . .21
     (c)  Restricted Access. . . . . . . . . . . . . . . . . . . . . . . . .22
     (d)  Access System Credit . . . . . . . . . . . . . . . . . . . . . . .22

18.  Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     (a)  Personal Property. . . . . . . . . . . . . . . . . . . . . . . . .22
     (b)  Tenant's Liability . . . . . . . . . . . . . . . . . . . . . . . .22
     (c)  Criminal Acts of Third Parties . . . . . . . . . . . . . . . . . .22
     (d)  Tenant's Indemnity . . . . . . . . . . . . . . . . . . . . . . . .22
     (e)  Landlord's Indemnity . . . . . . . . . . . . . . . . . . . . . . .22
     (f)  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

19.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     (a)  Intentionally Deleted. . . . . . . . . . . . . . . . . . . . . . .23
     (b)  Coverages. . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
          (i)  Commercial General Liability. . . . . . . . . . . . . . . . .23
          (ii) Broad Form Property . . . . . . . . . . . . . . . . . . . . .23
          (iii)Workers' Compensation . . . . . . . . . . . . . . . . . . . .23
          (iv) Additional Insurance. . . . . . . . . . . . . . . . . . . . .23
     (c)  Policy Requirements. . . . . . . . . . . . . . . . . . . . . . . .23
     (d)  No Limitation of Liability . . . . . . . . . . . . . . . . . . . .23
     (e)  Notice of Fire and Accident. . . . . . . . . . . . . . . . . . . .23
     (f)  Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . . .23
     (g)  Landlord's Insurance . . . . . . . . . . . . . . . . . . . . . . .23

20.  Damage by Casualty. . . . . . . . . . . . . . . . . . . . . . . . . . .24
     (a)  Damage to Demised Premises . . . . . . . . . . . . . . . . . . . .24
     (b)  Substantial Damage . . . . . . . . . . . . . . . . . . . . . . . .24
     (c)  Tenant's Right of Termination. . . . . . . . . . . . . . . . . . .24
     (d)  Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . .24
     (e)       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24


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21.  Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

22.  Defaults and Remedies . . . . . . . . . . . . . . . . . . . . . . . . .25
     (a)  Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     (b)  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     (c)  Right of Landlord to Cure Tenant's Default . . . . . . . . . . . .27
     (d)  Intentionally Deleted. . . . . . . . . . . . . . . . . . . . . . .27
     (e)  Intentionally Deleted. . . . . . . . . . . . . . . . . . . . . . .27
     (f)  Landlord's Remedies Cumulative . . . . . . . . . . . . . . . . . .27
     (g)  Attorney's Fees. . . . . . . . . . . . . . . . . . . . . . . . . .27
     (h)  Mitigation of Damages. . . . . . . . . . . . . . . . . . . . . . .27
     (i)  Waiver of Distraint Rights . . . . . . . . . . . . . . . . . . . .28

23.  Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28

24.  Lender Requirements . . . . . . . . . . . . . . . . . . . . . . . . . .28
     (a)  Subordination. . . . . . . . . . . . . . . . . . . . . . . . . . .28
     (b)  Attornment . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     (c)  Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . .29
     (d)  Non-Disturbance. . . . . . . . . . . . . . . . . . . . . . . . . .29
     (e)  Financial Statements . . . . . . . . . . . . . . . . . . . . . . .29
     (f)  Assignment of Rents. . . . . . . . . . . . . . . . . . . . . . . .29

25.  Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . . . .29

26.  Tenant Holdover . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
     (a)  With Landlord Consent. . . . . . . . . . . . . . . . . . . . . . .30
     (b)  Without Landlord Consent . . . . . . . . . . . . . . . . . . . . .30

27.  Intentionally Deleted . . . . . . . . . . . . . . . . . . . . . . . . .30

28.  Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

29.  Mechanics Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .30

30.  Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

31.  Postponement of Performance . . . . . . . . . . . . . . . . . . . . . .30

32.  Landlord's Reserved Rights. . . . . . . . . . . . . . . . . . . . . . .31

33.  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

34.  Limitation of Landlord's Liability. . . . . . . . . . . . . . . . . . .31

35.  Transfer of the Building. . . . . . . . . . . . . . . . . . . . . . . .31

36.  Waiver of Counterclaim and Trial by Jury. . . . . . . . . . . . . . . .31

37.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     (a)  Addresses for Notices. . . . . . . . . . . . . . . . . . . . . . .32
     (b)  Effective Date of Notice . . . . . . . . . . . . . . . . . . . . .32

38.  Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32

39.  Construction Allowance Offset . . . . . . . . . . . . . . . . . . . . .32

40.  Miscellaneous Provisions. . . . . . . . . . . . . . . . . . . . . . . .32
     (a)  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .32
     (b)  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     (c)  No Partnership . . . . . . . . . . . . . . . . . . . . . . . . . .32
     (d)  No Representations by Landlord . . . . . . . . . . . . . . . . . .32
     (e)  Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     (f)  Pronouns . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     (g)  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32

     (h)  Landlord's Approval. . . . . . . . . . . . . . . . . . . . . . . .32
     (i)  Invalidity of Particular Provisions. . . . . . . . . . . . . . . .32
     (j)  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     (k)  Entire Agreement; Modification . . . . . . . . . . . . . . . . . .32
     (l)  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     (m)  Examination of Lease . . . . . . . . . . . . . . . . . . . . . . .33
     (n)  Recovery of Attorney's Fees. . . . . . . . . . . . . . . . . . . .33
     (o)  Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     (p)  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . .33
     (q)  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . .33

41.  Right of First Purchase Offer . . . . . . . . . . . . . . . . . . . . .33

42.  Right of First Lease Offer. . . . . . . . . . . . . . . . . . . . . . .34

43.  Expansion in Adjacent Building. . . . . . . . . . . . . . . . . . . . .35

44.  Right of First Purchase Offer - Adjacent Building . . . . . . . . . . .36

45.  Right of First Purchase Offer - Other Property. . . . . . . . . . . . .37

46.  Package Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

47.  Loading dock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39

48.  Fence     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

49.  Subordination of Lien . . . . . . . . . . . . . . . . . . . . . . . . .40

50.  Satellite Dish. . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

EXHIBITS

Exhibit "A"    Floor Plan of Demised Premises [SS2(a)]
Exhibit "B"    Intentionally Deleted
Exhibit "C"    Work Agreement [SS6(b)]
Exhibit "C"    Schedule 1   Rules and Procedures for Contractors
Exhibit "D"    Rules and Regulations [SS8]
Exhibit "E"    Certificate of Commencement [SS3(b)]
Exhibit "F"    Intentionally Deleted
Exhibit "G"    NFPA 45 [SS7(b)]
Exhibit "H"    Sketch Depicting the Other Property [SS42]
Exhibit "I"    Tenant's Parking Area [SS15(c)]
Exhibit "J"    Form of Non-Disturbance Agreement [SS24(g)]
Exhibit "K"    I-3 Zoning Code Excerpt [SS6(g)]
Exhibit AL"    The County Letter [SS7(a)]

                                        LEASE


     This Lease (the "Lease") is made this 10th day of July, 1998, between Meridian Rockville Plaza, LLC, a Delaware limited liability company ("Landlord"), and The Perkin-Elmer Corporation, a New York corporation ("Tenant").

                                     WITNESSETH:

     For and in consideration of the covenants herein contained and upon the terms and conditions herein set forth, the parties agree as follows:

1.   INTRODUCTORY PROVISIONS

     (a) FUNDAMENTAL LEASE PROVISIONS. Certain Fundamental Lease Provisions are presented in this Section in summary form solely to facilitate convenient reference by the parties hereto:

1.   DEMISED PREMISES         113,960 rentable square feet in the Building      [See Section 2(a)]

2.   BUILDING                 Building located at 45 West Gude Drive,           [See Section 2(a)]
                              Rockville, Maryland 20852

3.   RENTABLE AREA OF         113,960 rentable square feet,                     [See Section 2(a)]
     DEMISED PREMISES         measured in accordance with the BOMA
                              Standard Method of Floor Measurement
                              for Office Buildings most recently adopted
                              as of the date of this Lease (the "BOMA
                              Method")

4.   PROPORTIONATE SHARE      100%                                              [See Section 2(b)]

5.   LEASE TERM               Approximately ten and one-half (10.5) years       [See Section 3(a)]

6.   COMMENCEMENT DATE        July 10, 1998                                     [See Section 3(a)]

7.   EXPIRATION DATE          December 31, 2008                                 [See Section 3(a)]

8.   RENTAL AGENT             The Meridian Group                                [See Section 4]
                              11200 Rockville Pike, Suite 205
                              Rockville, Maryland 20852

9.   BASE ANNUAL RENT AND
     BASE MONTHLY RENT                                                          [See Section 4(a)]



     PERIOD                                       BASE ANNUAL RENT              BASE MONTHLY RENT
Date on which Tenant is obligated
to pay Base Annual Rent with respect                                            $ 31,356.19
to the Phase I Premises until the Phase 2
Commencement Date

Subject to Section 4(b) of this Lease,
Phase 2 Commencement Date until 12/31/99                                        $157,223.00

1/1/00 - 12/31/00                                 $1,943,276.20                 $161,939.69

1/1/01 - 12/31/01                                 $2,001,574.40                 $166,797.88

1/1/02 - 12/31/02                                 $2,061,621.60                 $171,801.81

1/1/03 - 12/31/03                                 $2,123,470.20                 $176,955.86

1/1/04 - 12/31/04                                 $2,187,174.30                 $182,264.53

1/1/05 - 12/31/05                                 $2,252,789.50                 $187,732.46

1/1/06 - 12/31/06                                 $2,320,373.10                 $193,364.42


                                                                           Page 1

1/1/07 - 12/31/07                                 $2,389,984.20                 $199,165.36

1/1/08 - 12/31/08                                 $2,461,683.70                 $205,140.32




10.  INTENTIONALLY DELETED

11.  INTENTIONALLY DELETED

12.  USE OF DEMISED PREMISES  For uses permitted under I-3 Zoning in effect in the City of Rockville, Maryland as of the date of this Lease

13.  INTENTIONALLY DELETED

14.  INTENTIONALLY DELETED

15.  INTENTIONALLY DELETED

16.  INTENTIONALLY DELETED

17.  INTENTIONALLY DELETED

18.  ADDRESS FOR NOTICES      The Perkin-Elmer Corporation                      [See Section 37]
     TO TENANT BEFORE         45 West Gude Drive
     OCCUPANCY OF DEMISED     Rockville, Maryland 20852
     PREMISES                 Attention: Controller

19.  ADDRESS FOR NOTICES      The Perkin-Elmer Corporation                      [See Section 37]
     TO TENANT AFTER          45 West Gude Drive
     OCCUPANCY OF DEMISED     Rockville, Maryland 20852
     PREMISES                 Attention: Controller

                              with a copy to:

                              Arnold & Porter
                              555 12th Street, N.W.
                              Washington, D.C.  20004
                              Attn:  Richard M. Lucas, Esq.

20.  ADDRESS FOR NOTICES      Meridian Rockville Plaza, LLC                     [See Section 37]
     TO LANDLORD              c/o the Meridian Group
                              11200 Rockville Pike, Suite 205
                              Rockville, Maryland 20852
                              Attention: Bruce Lane

                              with a copy to:

                              Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
                              Third Floor, 11921 Rockville Pike
                              Rockville, Maryland 20852-2743
                              Attention:  David A. Pordy, Esquire

21.  LEASING BROKER           Catherine C. Jones and Marc Magazine              [See Section 38]
                              of Insignia Barnes Morris and Neil M.
                              Narcisenfeld and Brian S. Liss of
                              Julien J. Studley, Inc.

22.  INTENTIONALLY DELETED


     (b) REFERENCES AND CONFLICTS. References appearing in Section 1(a) are intended to designate some of the other places in the Lease where additional provisions applicable to the particular Fundamental Lease Provisions appear. These references are for convenience only and shall not be deemed all inclusive. Each reference in this Lease to any of the Fundamental Lease Provisions contained in Section 1(a) shall be construed to incorporate all of the terms provided for under such provisions, and such provisions shall be read in conjunction with all other provisions of this Lease applicable thereto. If there is any conflict between any of the Fundamental Lease Provisions set forth in Section 1(a) and any other provisions of the Lease, the latter shall control.

     (c) EXHIBITS. The following drawings and special provisions are attached hereto as exhibits and hereby made a part of this Lease:

     Exhibit "A"    Floor Plan of Demised Premises [SS2(a)]
     Exhibit "B"    Intentionally Deleted
     Exhibit "C"    Work Agreement [SS6(b)]
     Exhibit "D"    Rules and Regulations [SS8]
     Exhibit "E"    Certificate of Commencement [SS3(b)]
     Exhibit "F"    [Intentionally Deleted]
     Exhibit "G"    NFPA 45 [SS7(b)]
     Exhibit "H"    Sketch Depicting the Other Property [SS42]
     Exhibit "I"    Tenant's Parking Area [SS15(c)]
     Exhibit "J"    Form of Non-Disturbance Agreement [SS24(g)]
     Exhibit "K"    I-3 Zoning Code Excerpt [SS6(g)]
     Exhibit "L"    The County Letter [SS7(a)]

2.   PREMISES.

     (a) DEMISED PREMISES. Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Demised Premises as specified in Section 1(a)(1) located in the Building specified in Section 1(a)(2). The Demised Premises shall consist of approximately the square footage of rentable floor space as specified in Section 1(a)(3) and as shown on the floor plan attached hereto as Exhibit "A".

     (b) TENANT'S PROPORTIONATE SHARE. Tenant's Proportionate Share of certain expenses hereinafter made payable to Landlord as Additional Rent is specified in
Section 1(a)(4). Said computation is based upon the ratio of the total rentable area of the Demised Premises to the rentable area of the Building.

     (c) MEASUREMENT OF DEMISED PREMISES. If Tenant disputes the rentable square footage of the Demised Premises that is set forth in Section 1(a)3 of this Lease, then, on or before the date that is sixty (60) days after the date of this Lease, Tenant may provide Landlord with a rentable square footage figure for the Demised Premises as determined by Tenant's architect in accordance with the BOMA Method. Despite the foregoing, in the event that Tenant does not provide Landlord with a written notice by the date which occurs sixty (60) days after the date of this Lease (which notice disputes the amount of rentable square feet contained in the Demised Premises and which is accompanied by a rentable square footage figure, as determined by Tenant's architect in accordance with the BOMA Method), then (i) the provisions of this Section 2(c) shall be null and void and of no further force and effect, and (ii) the Demised Premises shall be deemed for all purposes, to contain 113,960 rentable square feet. If Landlord and Tenant are unable to mutually agree upon the rentable square footage of the Demised Premises, Landlord and Tenant shall submit the matter to an architect (the "Architect") mutually selected and equally paid for by Landlord and Tenant. The Architect shall measure the Demised Premises in accordance with the BOMA Method. The determination of the Architect shall be conclusive and binding on Landlord and Tenant. All rentals, other charges and the "Improvements Allowance" (as defined in Exhibit C) shall be adjusted in accordance with the Landlord's and Tenant's agreement, or if the parties are unable to so agree, in accordance with the Architect's determination of the rentable square footage of the Demised Premises, and Landlord and Tenant shall execute an amendment certifying the amended rentable square footage figure and the rentals to be paid by Tenant hereunder and the amount of the Improvements Allowance. Despite the foregoing, in the event that the rentable square footage of the Demised Premises does not vary by more than two percent (2%) from the rentable square footage specified in Section 1(a)3 of this Lease, there shall be no adjustment of (i) the rental or other charges payable hereunder by Tenant, or
(ii) the Improvements Allowance.

3.   TERM

     (a) LEASE TERM. The term of this Lease (sometimes herein called the "Lease Term") shall be the period commencing on the date Landlord delivers possession of the Demised Premises to Tenant (the "Commencement Date") and, subject to sooner termination as herein provided, ending on December 31, 2008 (the "Expiration Date"). Landlord shall deliver possession of the Demised Premises to Tenant on the Commencement Date. The period commencing with the Commencement Date and ending on the following December 31 shall constitute the first "Lease Year" as such term is used herein. Each successive full twelve
(12) month period during the Lease Term shall constitute a "Lease Year". If permission is given to Tenant to enter into the possession of the Demised Premises prior to the Commencement Date in Section 1(a)(6), Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease and the Commencement Date will coincide with the date of occupancy.

     (b) CERTIFICATE OF COMMENCEMENT. Within fifteen (15) days after the Commencement Date, Landlord and Tenant shall execute a Certificate of Commencement in the form of Exhibit "E".

     (c) ACCEPTANCE OF DEMISED PREMISES. Subject to the provisions of Section 6 of this Lease, occupancy of the Demised Premises or any portion thereof by Tenant or anyone claiming through or under Tenant for the conduct of Tenant's or such other person's business therein shall be conclusive evidence that Tenant and all parties claiming through or under Tenant (a) have accepted the Demised Premises or such portion (i) as suitable for the purposes for which the Demised Premises are leased hereunder, and (ii) as complying with all requirements of Tenant with respect to the condition, order and repair thereof as required by the terms of this Lease, (b) have accepted the common areas as being in a good and satisfactory condition, and (c) have waived any defects (other than latent defects) in the Demised Premises and the Building.

     (d) RULE AGAINST PERPETUITIES. In the event that the Lease Term has not commenced within three (3) years after the date specified as the Commencement Date in Section 1(a)6 above, then this Lease shall automatically terminate at the expiration of such three (3) year period, whereupon the parties shall thereupon be relieved of any and all further liability hereunder.

     (e)  OPTION TO EXTEND.

          (i) Provided that (a) this Lease shall be in full force and effect, and (b) Tenant shall not then be in default, and (c) Tenant shall then be occupying at least fifty percent (50%) of the rentable area of the Demised Premises, Tenant shall have the right, at Tenant's sole option, to extend the Lease for one (1) consecutive additional period of five (5) years (such additional period being herein referred to as the "extension term", if exercised, and included in the definition of the Lease Term). The extension term shall be on the same terms, covenants and conditions as set forth herein with respect to the original term of this Lease, except that the Base Annual Rent payable during the extension term shall be determined pursuant to subparagraph (ii) of this Section 3(e). In the event Tenant shall wish to exercise such option to extend, it shall give written notice ("Initial Notice") of its interest in exercising such option to Landlord, (x) not less than four hundred fifty (450) days prior to the expiration of the then-current term (i.e., the original term) and (y) not more than five hundred forty-five (545) days prior to the expiration of the then current term. If Tenant shall fail to timely give such Initial Notice, Landlord shall be relieved of any and all liability created by the grant of such option.

          (ii) Upon Landlord's receipt of the Initial Notice, Landlord and Tenant shall attempt to agree upon the then-prevailing fair market rent [including any fees that may be payable for "Parking Rights" (as defined in
Section 15 below)] for the Demised Premises (the "Market Rent"). If Landlord and Tenant are unable to agree upon the Market Rent within thirty (30) days after Landlord's receipt of the Initial Notice, then Landlord and Tenant shall employ the procedure and the timetable described below for the purpose of computing the Market Rent for the Demised Premises and the Base Annual Rent properly payable during the extension term. In the event Landlord and Tenant are unable to agree upon the Market Rent payable during the extension term within thirty (30) days of Landlord's receipt of Tenant's notice to extend, then the Market Rent for the first Lease Year of the extension term shall be determined by a board of three (3) disinterested real estate appraisers, one (1) of whom shall be named by Landlord, one (1) by Tenant, and the two (2) so appointed shall select a third. Said appraisers shall each be practicing appraisers in Montgomery County, Maryland, specializing in the field of commercial real estate, having no less than ten (10) years experience in such field, recognized as ethical and reputable within their field, and certified as MAI or an equivalent professional certification. Landlord and Tenant agree to make their appointments promptly within ten (10) days after the expiration of the thirty (30) day period, or sooner if mutually agreed upon. Within fifteen
(15) days after both such appraisers have been appointed, the two (2) appraisers shall promptly select a third appraiser. Within fifteen (15) days after the third appraiser is selected, each appraiser shall submit his or her determination of said fair market rent. The Base Annual Rent for the first Lease Year of the extension term shall be the greater of: (i) the average of the three (3) determinations; provided, however, that if two of the appraisers are within five percent (5%) of each other and the third appraiser is not within five percent (5%) of either of the other two appraisals, then the average of the two appraisals which are within five percent (5%) of each other shall be used; or (ii) one hundred three percent (103%) of the Base Annual Rent payable during the last Lease Year of the initial term of this Lease. In arriving at their individual rate determinations, each appraiser shall consider and analyze all
the components of the Lease and apply them to current market factors.   Landlord
and Tenant shall pay the fee of the appraiser selected by it and they shall equally share the payment of the fee of the third appraiser. Notwithstanding the foregoing, Landlord and Tenant may at any time after appointing the appraisers, agree upon the Base Annual Rent payable during the extension term and such mutual agreement shall supersede the appraisers' determinations.
Within ten (10) days after the determination of Market Rent by the three appraisers, Tenant shall have the right to deliver a written notice (the "Rescission Notice") to Landlord which rescinds Tenant's exercise of its option to extend the Lease Term for a period of five years at Market Rent.
In the event that Tenant delivers to Landlord the Rescission Notice within ten (10) days after the determination of the Market Rent by the three (3) appraisers, then (i) Tenant shall be deemed to have never exercised its option to extend the initial term of this Lease, (ii) the provisions of
Section 3(e) of this Lease shall be null and void and of no further force or effect, and (iii) Landlord shall have the right to Lease the Demised Premises to any party or parties for a term which commences immediately after the expiration of the initial term of this Lease. In the event that Tenant fails to deliver the Rescission Notice to Landlord prior to the expiration of the applicable ten (10) day period, Tenant shall be deemed to have irrevocably exercised its option to extend the initial term of this Lease for a period of five (5) years, and the term of the Lease shall be automatically extended for a period of five (5) years in accordance with the foregoing term of
Section 3(e) of the Lease.

4.   RENT.

     (a) BASE ANNUAL RENT. The Base Annual Rent reserved hereunder shall be as specified in Section 1(a)9 which shall be payable by Tenant to the Landlord during each Lease Year of the Lease Term in equal monthly installments of Base Monthly Rent each as specified in Section 1(a)9. Subject to the provisions of
Section 4(b) of this Lease, Tenant shall pay the monthly installments of Base Annual Rent in advance, without notice or demand, and without set off, deduction or abatement of any kind, on or before the first day of each and every calendar month throughout the entire term of the Lease, at the office of the Rental Agent specified in Section 1(a)(8), or to such other person or at such other address as Landlord may designate by written notice to Tenant from time to time.

     (b) RENT COMMENCEMENT DATE. It is expressly understood and agreed that Tenant's obligation to pay Base Monthly Rent with respect to the portion of the Demised Premises that is located on the first floor of the Building (such portion shall hereafter be referred to as "Phase 1 Premises") will occur on a different date than the date that Tenant's obligation to pay Base Monthly Rent with respect to the balance of the space that Tenant is leasing in the Building (i.e., the remaining portion of the Demised Premises that excludes the Phase 1 Premises shall hereafter be referred to as the "Phase 2 Premises" with respect to which Tenant shall commence paying Rent on a floor by floor basis as described below). Tenant's obligation to pay Base Monthly Rent with respect to the Phase 1 Premises shall commence on the earlier to occur of the following dates: (i) the date that Tenant shall have commenced beneficial use for Tenant's business purposes of all or any portion of the Phase 1 Premises; (ii) the date Tenant obtains an occupancy permit for the Phase 1 Premises; or (iii) August 1, 1998. From and after the date of this Lease, Tenant, at its sole cost and expense, shall use diligent and continuous efforts to obtain all permits that are necessary for its occupancy of the Phase 1 Premises and Phase 2 Premises. Tenant's obligation to pay Base Monthly Rent with respect to each floor (or portion thereof) which constitutes a portion of the Phase 2 Premises shall commence on the earlier to occur of the following dates: (i) the date that Tenant shall have commenced beneficial use for Tenant's business purposes of all or more than twenty percent (20%) of the area of such floor within the Phase 2 Premises; (ii) the date that "Tenant's Work" (as defined in Exhibit "C") with respect to any such floor is substantially complete; or (iii) subject to the provisions of Section 4(d) of Exhibit C hereto, December 31, 1998 (the "Outside Date"). Until such time that the "Phase 2 Commencement Date" (as defined below) has occurred, Base Monthly Rent shall be determined in accordance with the foregoing provisions of this Section 4(b) based upon the following rent per square foot for each portion of the Demised Premises: (i) lower level -- south side of the corridor (approximately 15,933 square feet) at the rate of Fifteen and 50/100 Dollars ($15.50) per rentable square foot; (ii) lower level -- north side of the corridor (approximately 5,000 square feet) at the rate of Seven and 00/100 Dollars ($7.00) per rentable square foot; and (iii) floors 1-4 (approximately 93,027 square feet) at the rate of Seventeen and 25/100 Dollars ($17.25) per rentable square foot. Notwithstanding anything in this Lease to the contrary, in no event shall Tenant's obligation to commence paying Base Monthly Rent be extended beyond December 31, 1998. As used herein, (i) "Interim Date" shall mean the date that Tenant has first commenced to pay Base Monthly Rent with respect to any portion of the Phase 2 Premises, and (ii) "Phase 2 Commencement Date" shall mean the date that Tenant is obligated to pay Base Monthly Rent with respect to the entire Phase 2 Premises. Landlord shall, in good faith, use diligent and continuous efforts to complete the renovation of the Building's lobby by September 30, 1998. Notwithstanding anything herein to the contrary, the status of the completion of the lobby of the Building shall not affect Tenant's obligation to pay Base Monthly Rent.

     (c)  ADDITIONAL RENT.

          (i) GENERAL. Whenever it is provided by the terms of this Lease that Tenant is required to make any payment to Landlord other than of Base Annual Rent, such payment shall be deemed to be additional rent ("Additional Rent"). Unless otherwise expressly specified herein, Additional Rent shall be paid by Tenant upon Tenant's receipt from Landlord of a statement showing the amount owed. Additional Rent shall include, but not be limited to:

          (ii) OPERATING EXPENSES. Throughout the Lease Term, Tenant agrees to pay to Landlord, as Additional Rent, Tenant's Proportionate Share, as set forth in Section 1(a)(4), of operating expenses. The term "operating expenses" shall mean any and all expenses incurred by Landlord in connection with fulfilling its obligations under Section 11(b) of this Lease, including but not limited to:
(1) wages and salaries of all employees engaged in the management, operation or maintenance of the Building, including taxes, insurance and benefits relating hereto; (2) all supplies and materials used in the operation or maintenance of the Building (it being understood and agreed that any equipment or tool that costs in excess of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) that is used by Landlord in the operation or maintenance of the Building shall be amortized over the useful life of such item in accordance with generally accepted accounting principles); (3) cost of all maintenance and service agreements for the Building and the equipment therein, including but not limited to controlled access and energy management services; (4) cost of all insurance relating to the Building and common areas, including the cost of casualty, liability and rent loss insurance applicable to the Building and Landlord's personal property used in connection therewith; (5) general and special repairs and maintenance; (6) management fees in the fixed amounts that are set forth in
Section 4(c)(iv) below; (7) legal, accounting, auditing and other professional fees, to the extent not excluded from operating expenses pursuant to this
Section 4(c)(ii) below; (8) the cost of any additional services not provided to the Building at the Commencement Date of the Lease Term, but thereafter provided by Landlord in accordance with the terms of this Lease; (9) costs of cleaning supplies; (10) costs of utility services such as electricity, gas, water and sewage, to the extent incurred by Landlord in connection with performing services it is obligated to perform under the terms of this Lease; (11) the cost of any capital improvements or alterations made to the exterior common areas of the Building after the Commencement Date that reduce other operating expenses (it being understood that the amount expended on such capital item shall be commensurate with the anticipated savings that will occur over the useful life of such item) or are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, such cost to be amortized over the useful life of such capital improvement in accordance with generally accepted accounting principles, together with interest on the unamortized balance at the rate paid by Landlord on funds borrowed for the purposes of constructing said capital improvements [or in the event that Landlord elects not to borrow funds to construct such capital improvements, at the "prime rate" as such rate is set forth in the WALL STREET JOURNAL (or a reasonably comparable publication in the event the WALL STREET JOURNAL is no longer being published) as of the date the expenditure was incurred]; (12) transportation district fees, parking district fees, and the cost of other amenities required by law; (13) "real estate taxes" (as hereinafter defined); (14) cost of providing trash and snow removal; (15) cost of decoration of exterior common areas; (16) costs of landscaping; (17) cost of maintenance and operation of the parking area; and (18) costs and fees charged and/or assessed in connection with any business improvement district that is applicable to the Building. Notwithstanding anything in this Lease to the contrary, the preceding list is for definitional purposes only and shall not impose any obligation upon Landlord to incur such expenses or provide such services. Landlord shall not pass through to Tenant as an operating expense any service or other obligation to be provided by Tenant pursuant to Section 11(a). In the event that all or any of the services (or other obligations of Landlord, including real estate taxes, which are to be passed through to Tenant as an operating expense) that are being provided by Landlord are provided by contractors or vendors who are providing such services (or such other obligations) to other real property that is owned, operated or managed by Landlord or any party that is related to or affiliated with Landlord, and the same are being provided under a contract which includes the Building and such other real property, then the cost of the same shall be allocated on a proportionate square footage basis by Landlord between the Building and such other real property [i.e., the amount of the cost of such service (or such other obligation) that is allocated to the Building shall be a fraction, the numerator of which shall be equal to the number of rentable square feet of area contained in the Building, and the denominator of which shall be equal to the number of rentable square feet of area contained in the other real property and in the Building]. It is expressly understood and agreed that the cost of providing services (or other obligations of Landlord which are to be passed through to Tenant as an operating expense) to the Building and the "Adjacent Building" (as defined in Section 43 below) under any contract which covers both the Building and the Adjacent Building shall be allocated as follows: (x) 51.8% of the cost shall be allocated to the Building; and (y) 48.2% of the cost shall be allocated to the Adjacent Building. Operating expenses shall be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities or services in connection with the prudent operation of the Building. If Landlord charges a user fee for use of a building amenity or facility, then operating expenses shall be deemed reduced by the amount of such fees. Despite the foregoing, in no event shall operating expenses be reduced by any amount that is being charged by Landlord or any parking operator in connection with any parking facilities. Landlord shall diligently and in good faith pursue all insurance, breach of warranty or other claims which would reasonably result in a reduction of operating expenses. In no event shall Building tenants be required to pay, in the aggregate, more than 100% of the actual operating expenses of the Building for any calendar year, and Tenant shall not be required to pay more than 100% of Tenant's Proportionate Share of the total operating expenses actually incurred for any calendar year. "Operating expenses" shall not include any of the following, except to the extent that such costs and expenses are included in operating expenses as described above: costs of painting or decorating tenant space; leasing brokerage commissions; interest and amortization of mortgages; ground rent; or the costs of special services or utilities separately charged to individual tenants of the Building. Despite the foregoing, operating expenses shall also not include any of the following:

               (a) all costs and expenses incurred by Tenant or any other tenants of the Building and paid for or payable directly by Tenant or such other tenants either to third parties or to Landlord under agreements for direct payment or reimbursement for benefits or services;

               (b) leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with, or leasing to, tenants or prospective tenants of the Building;

               (c) salaries and benefits paid to officers and executives of Landlord who are above the level of property manager;

               (d) Interest, points, fees and principal payments on loans to Landlord or secured by mortgages or deeds of trust covering the Building or the Project or a portion thereof and other debt costs, if any, or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project;

               (e) rental under any ground lease or other underlying lease or easement (it being expressly understood and agreed that vault rentals, if any, shall be included in operating expenses);

               (f) any marketing costs and expenses incurred in connection with the marketing of the Building or any rentable space therein;

          (g) any expenses for repairs or maintenance which are actually recovered under warranties and service contracts;

          (h) legal expenses arising out of (i) the negotiation, review, preparation or termination of leases, occupancy agreements, assignments of leases or sublease agreements, (ii) the interpretation of leases or other occupancy agreements, or assignment or sublease agreements (iii) the enforcement of the provisions of any lease or other occupancy agreement affecting the Building, including, without limitation this Lease, (iv) any action against a present or former tenant or occupant under a lease or other occupancy agreement, including, without limitation, eviction, distraint, levy and collection actions;

          (i) costs in connection with a change in ownership or financing or refinancing of the Building provided, however, such provision shall not limit any "real estate taxes" (as defined below) from being included as operating expenses;

          (j) the cost of any item paid to any entity or person related to or affiliated with Landlord to the extent such cost exceeds the amount payable for such services at then existing market rates to unrelated persons or entities;

          (k) deductions for income tax purposes attributable to depreciation of the Building or any improvements on the land or the Building equipment;

          (l) any cost incurred directly in connection with the investigation, remediation, clean-up, containment, abatement or removal of Hazardous Materials (as such term is hereinafter defined) present on, about, under or at the Project on the date hereof, or which are stored, used or released by Landlord, its employees or agents after the date hereof or which migrate onto the Project. As used herein, the term "Hazardous Materials" includes any "hazardous substance" as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. SS9604 et seq.), as amended ("CERCLA") and any "hazardous waste" as that term is defined in the Resource Conservation and Recovery Act (42 U.S.C. SS6901 et seq., as amended) ("RCRA") (collectively, "Hazardous Materials");

          (m) Costs incurred by Landlord which pursuant to the express terms of any retail tenant's lease are payable by such retail tenant directly to a utility company or other entity with respect to retail space in the Building;

          (n) Costs and expenses incurred by Landlord associated with the operation of the business of the legal entity or entities which constitute Landlord (as opposed to operation of the Building), including, without limitation, sale and financing matters, legal entity accounting, income taxation matters, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building or the Project, and disputes with employees or persons who own an interest in Landlord;

          (o) Wages, salaries or other compensation and benefits of any off-site employees of Landlord or its managing agent, provided, however, operating expenses shall include Landlord's reasonable allocation (based on time spent in connection with the Building) of compensation paid for the wages, salary, and other compensation and benefits paid to such employees, if off-site, who are assigned part-time to the operation, management, maintenance, or repair of the Building;

          (p) Any other costs or expenses for which Landlord actually receives reimbursement from any source (other than the payment of operating expenses), including without limitation, insurance, condemnation awards or warranties, or any cost or expense for which Landlord would have received reimbursement from an insurance company had Landlord been insured as required under the terms of this Lease;

          (q) Any expenditures which under generally accepted accounting principles are treated as capital expenditures, except as otherwise expressly set forth in this Lease;

          (r) Fines, penalties, late payment charges and interest arising from the acts or inaction of Landlord or failure timely to make tax and/or other payments;

          (s) Capital costs incurred by Landlord for the repair of damage to the Building, or for the restoration of all or any portion of the Building after the occurrence of a casualty and any other costs reimbursable by insurance proceeds or to the extent reimbursed by any other third party, together with associated deductible amounts;

          (t) Expenses resulting from the breach of this Lease by Landlord, or the negligence of Landlord, its agents, contractors, employees, or other tenants of the Building or the Project;

          (u) Fees for services rendered to the Building, the Project or the common areas by entities controlled by or under common control with Landlord to the extent such fees exceed the market rate payable for comparable services if rendered by unrelated third parties, provided, however, that a management fee in the amount set forth in Section 4(c)(iv) below shall be a permissible operating expense;

          (v) Charitable or political contributions, advertising and promotional expenditures, including the costs of staging special events;

          (w) Assessments to the extent paid in less than the maximum permitted number of installments;

          (x) Depreciation of the Building or the Project, or the fixtures or equipment therein;

          (y) The cost of services or other obligations performed by Landlord to the extent Tenant is obligated to perform such services or other obligations pursuant to Section 11(a) or Section 19;

          (z) Except as provided for herein, the costs and expenses of utilities provided to any property other than the Building;

          (aa) The costs and expenses of bringing the Building, including the common areas, into compliance with the ADA, to the extent the Building is not in compliance with the ADA as of the date of this Lease;

          (bb) The costs and expenses of causing the base building systems of the Building to be Year 2000 Compliant (hereinafter defined);

          (cc) In the event that Landlord provides any services to other buildings that are located in the immediate vicinity of the Building, but Landlord does not provide such services to the Building, the cost of such services shall not be passed through to Tenant as an operating expense;

          (dd) Any cost that Landlord is obligated to pay under Section 7(m) of this Lease;

          (ee) Any cost to remediate or remove Hazardous Materials that are caused by occupants of the Adjacent Building; and

          (ff) Costs incurred by Landlord in (x) suing any insurance company in connection with damage to the Building, and/or (y) suing any governmental authority in connection with a condemnation of the Building.

     The term "real estate taxes" shall mean all taxes and assessments, general and special, ordinary and extraordinary, foreseen and unforeseen, now or hereafter assessed, levied or imposed upon the Building, and the land on which it is built, including, without limitation, vault fees and charges, arena taxes, front foot benefit charges and adequate public facility costs and assessments, together with (i) any tax, assessment, or other imposition in the nature of a real estate tax, (ii) any ad valorem tax on rent or any tax on income if imposed in lieu of or in addition to real estate taxes and assessments, and (iii) any taxes and assessments which may hereafter be substituted for real estate taxes, including by way of illustration only, any tax, assessment or other imposition (whether a business rental or other tax) now or hereafter levied for Tenant's use or occupancy of or conduct of business at the Demised Premises, on Tenant's improvements to or furniture, fixtures or equipment in the Demised Premises, or imposed upon the rent payments. "Real estate taxes" shall also include all costs incurred by Landlord in contesting the validity or amount of any such taxes. Real estate taxes shall not include any federal, state or local tax on income or any inheritance, estate, succession, transfer, recordation, gift, franchise, corporation, unincorporated business, profit, excess profit, or license fees, or any fines, penalties and/or interest on late payments of any real estate taxes. Tenant shall not be responsible for more than twelve (12) calendar months of Real Estate Taxes in any one (1) year.

     In the event that Tenant requests that Landlord contest real estate taxes, Landlord will, in good faith, consider such request and contest the amount of such real estate taxes if, in Landlord's reasonable determination, there is a reasonable likelihood of reducing the amount of real estate taxes payable with respect to the Building, regardless of whether such contest will adversely affect the real estate tax assessment on any other building that is located in the immediate vicinity of the Building and which is owned or managed by Landlord. In the event that Landlord contests real estate taxes with respect to any period during which Tenant has paid to Landlord operating expenses, and in connection with such contest, Landlord receives a refund of any real estate taxes that were previously paid by Landlord with respect to such period, then Landlord shall pay to Tenant, after deducting all costs and amounts incurred by Landlord in connection with such tax contest, Tenant's share of such refund.

     As of the date of this Lease, the Building and the Adjacent Building are assessed as part of the same tax parcel. To the extent that the Building and the Adjacent Building are not separately assessed for real estate tax purposes in the future, the real estate taxes for the Building and the Adjacent Building (including the land under each building, the exterior common areas and the balance of the land which forms the tax parcel) shall be allocated as follows:
(i) 51.8% of the real estate taxes shall be allocated to the Building; and (ii) 48.2% of the real estate taxes shall be allocated to the Adjacent Building.

          (iii) LANDLORD'S ENFORCEMENT COSTS. Additional Rent shall include any and all expenses incurred by Landlord, including reasonable attorneys' fees, for the collection of monies due from Tenant and the enforcement of Tenant's obligations under the provisions of this Lease. When Landlord, at Tenant's expense, performs an obligation of Tenant pursuant to the terms of this Lease, the costs and expenses (including overhead) incurred by Landlord in performance of such obligations shall be Additional Rent.

          (iv) Landlord and Tenant agree that the management fees that are payable by Tenant as a part of operating expenses shall be as follows:

PERIOD                   ANNUAL MANAGEMENT FEE         MONTHLY MANAGEMENT FEE

07/1/98 - 12/31/98            -------------                 $3,000.00

01/1/99 - 12/31/99            $67,663.75                    $5,638.65

01/1/00 - 12/31/00            $69,693.66                    $5,807.81

01/1/01 - 12/31/01            $71,784.47                    $5,982.04

01/1/02 - 12/31/02            $73,938.00                    $6,161.50

01/1/03 - 12/31/03            $76,156.15                    $6,346.35

01/1/04 - 12/31/04            $78,440.83                    $6,536.73

01/1/05 - 12/31/05            $80,794.05                    $6,732.84

01/1/06 - 12/31/06            $83,217.87                    $6,934.82

01/1/07 - 12/31/07            $85,714.41                    $7,142.87

01/1/08 - 12/31/08            $88,285.84                    $7,357.15


     (d)  ADDITIONAL RENT ESTIMATES AND ADJUSTMENTS.

          (i) Within sixty (60) days after the date of this Lease, Landlord shall deliver to Tenant an estimated budget of the operating expenses for the first Lease Year of the Lease Term. Landlord and Tenant shall meet at a mutually agreeable time to discuss the budget and Landlord shall, in good faith, consider all of Tenant's requested changes to the budget. Thereafter, in order to provide for current monthly payments of Additional Rent, Landlord shall (x) submit to Tenant a "Proposed Budget" (as defined below) on an annual basis, and
(y) submit to Tenant prior to January 1st of each year a written statement of Landlord's estimate of the amount described in Section 4(c)(ii) above, together with the amount of Tenant's Additional Rent which is estimated to result herefrom. Tenant shall pay each month one-twelfth (1/12th) of Tenant's Proportionate Share of Landlord's estimate of the operating expenses pursuant to
Section 4(d)(ii). Landlord's annual estimate of increases in operating expenses shall not exceed one hundred ten percent (110%) of the actual operating expenses that were incurred for the Building during the prior calendar year unless Landlord provides Tenant with reasonable evidence which would reasonably justify such increase. Landlord may revise its estimate of operating expenses at any time during a calendar year by written notice to Tenant, setting forth such revised estimate and Tenant's Proportionate Share of the estimated operating expenses. In such event, all monthly payments made by Tenant after such notice shall be in an amount calculated on the basis of such revised estimate.

          (ii) At least within thirty (30) days prior to the commencement of the second (2nd) Lease Year, and at least thirty (30) days prior to the beginning of each Lease Year thereafter during the Lease Term, Landlord shall furnish to Tenant a detailed proposed budget ("Proposed Budget") of operating expenses for the following twelve (12) month period. The Proposed Budget shall contain a reasonably detailed description of the services Landlord (in its own capacity or through affiliated entities or third party services providers) shall provide to the Building, proposed purchases of materials, and anticipated real estate taxes and other costs and expenses that Landlord expects to include in operating expenses. Landlord shall provide to Tenant, within fifteen (15) business days after Tenant's written request, such supporting documentation as Tenant shall reasonably request for the purpose of verifying the reasonable accuracy and general reasonableness of such Proposed Budget. Representatives of Landlord and Tenant shall meet on a mutually agreeable date within thirty (30) days after delivery of the Proposed Budget for the purpose of discussing Tenant's requested changes to the Proposed Budget. Landlord shall, in good faith, consider all of Tenant's requested changes to the Proposed Budget.

          (iii) If payment of Additional Rent begins on a date other than January 1st under this Lease, in order to provide for current payments of Additional Rent through December 31st of that partial calendar year, Landlord shall submit to Tenant a statement of Landlord's estimate of Tenant's Additional Rent for that partial year, stated in monthly increments. Tenant shall make the monthly incremental payments of estimated Additional Rent, together with its installments of operating expenses.

          (iv) Within one hundred twenty (120) days after the end of each calendar year, Landlord will submit to Tenant a statement of the actual operating expenses for the preceding calendar year. In the event that Landlord fails to timely deliver such statement to Tenant, then Landlord shall deliver such statement to Tenant on the earlier to occur of the following dates: (i) the date that is fifteen (15) business days after the date that Tenant requests such statement in writing, or (ii) as soon after the expiration of the one hundred twenty (120) day period as is reasonably practicable. Tenant shall pay Landlord, within thirty (30) days of Tenant's receipt of such statement, Tenant's Proportionate Share of the excess, if any, of actual operating expenses over the projected operating expenses. If the amount paid by Tenant during the previous year exceeded Tenant's share of actual operating expenses for the year, the excess shall be credited toward payment of the next installment of operating expenses to be paid by Tenant after Tenant receives said statement from Landlord. If the amount paid by Tenant during the last calendar year of the Lease Term exceeds Tenant's share of actual operating expenses for such year, Landlord shall pay Tenant the excess amount within thirty (30) days after Landlord's submission to Tenant of the aforesaid operating expense statement for such calendar year.

          (v) Within one hundred twenty (120) days after receipt of Landlord's statement showing actual figures for the year, Tenant shall have the right to request a statement of operating expenses of the Building and copies of real estate tax bills, which shall be supplied to Tenant within a reasonable time after Tenant's written request. No such request shall extend the time for payments as set forth in Section 4(c) or Section 4(d)(iii) above. Unless Tenant asserts specific error(s) and supports such errors, in writing, within sixty
(60) days after Landlord has complied with Tenant's request, Tenant shall waive the right to contest the statement of actual figures for the year submitted by Landlord. If Tenant timely asserts specific error(s) and supports such errors, in writing, and it shall be determined that there is an error in Landlord's statement, Tenant shall be entitled to a credit for any overpayment.

          (vi) Landlord shall retain the books and records substantiating the operating expenses and real estate taxes for a period of at least one (1) year from the date Landlord submits a statement of such operating expenses and real estate taxes to Tenant. In addition to Tenant's rights under Section 4(e)(iv), Landlord shall, upon Tenant's written request which shall be made no later than ninety (90) days after receipt of Landlord's statement of the operating expenses pursuant to Sections 4(d)(iii) and 4(d)(iv) above, permit Tenant and/or Tenant's certified public accountant to inspect and audit Landlord's records pertaining to Landlord's calculation of operating expenses; provided, however, that Tenant shall not be entitled to delay any payment under this Lease during the pendency of any such inspection or audit. Such inspection or audit shall be made at a time and date specified in Tenant's request for same, which date shall in no event be less than fifteen (15) days after Landlord's receipt of Tenant's request for the same. Despite the foregoing, as an express condition of Tenant's certified public accountant conducting such inspection or audit, Tenant and Tenant's certified public accountant shall certify in writing to Landlord that such certified public accountant (i) is being compensated by Tenant on an hourly basis to conduct such audit, and (ii) is not being compensated, in whole or in part, on a contingency basis or a percentage of savings basis. Tenant shall bear all costs of any such inspection. Tenant shall keep the results of any such audit confidential, except to the extent (x) reasonably required to be revealed in any legal action between Landlord and Tenant relating to operating expenses, or (y) as may be required by law. Despite the foregoing, in the event such audit discloses that Landlord has overstated the operating expenses for the Building during any calendar year, (i) Landlord shall, within thirty (30) days thereafter, refund such overpayment to Tenant, and (ii) by more than ten percent (10%), Landlord shall pay to Tenant interest at the annual rate of twelve percent (12%) on the amount of such overpayment.

     (e) TAXES ON TENANT'S PROPERTY. Tenant shall be liable for, and shall pay before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Demised Premises. Tenant shall have the right to (i) contest any such taxes, provided that Tenant posts such reasonable security as Landlord or its mortgagee may request in connection with such protest, or (ii) pay such taxes under protest in accordance with the last sentence of this Section 4(e). If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed value of the Demised Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessments (which Landlord shall have the right to do regardless of the validity thereof, but under protest if requested by Tenant), Tenant shall upon demand repay to Landlord a sum equal to the taxes levied against Landlord or the portion of such taxes resulting from such increase in the assessment; provided that, in any such event, Tenant shall have the right, at Tenant's sole cost and expense, to bring suit to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

     (f) PAYMENT OF RENT. Any rent payable for a portion of a month shall be prorated based upon a thirty (30) day calendar month. Any Base Annual Rent or Additional Rent which is not paid within five (5) days after the same is due shall bear interest at eighteen percent (18%) per annum or the highest legal rate, whichever is lower, from the due date until the date received by Landlord. No payment by Tenant or receipt by Landlord of lesser amounts of rent than those herein stipulated shall be deemed to be other than on account of the earliest unpaid stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. In addition, in the event Base Annual Rent or Additional Rent is not paid within five (5) days of its due date, Landlord, at its sole option, may assess a late charge equal to five percent (5%) of the Base Monthly Rent or Additional Rent, as applicable, as liquidated damages for the additional administrative charges incurred by Landlord as a result of such late payment. Despite the foregoing, Landlord shall waive such late charge on the first (1st) two (2) occasions during any twelve (12) month period in which Tenant does not timely pay Base Annual Rent or Additional Rent, provided that Tenant pays such installment of Base Annual Rent or Additional Rent to Landlord within ten (10) days after the date Tenant receives notice that such amount is past due. If Landlord receives from Tenant two or more returned or "bounced" checks in any twelve (12) month period, Landlord may require all future rent by cashier's or certified check.

     (g) SURVIVAL OF RENT OBLIGATION. The obligation of Tenant with respect to the payment of Additional Rent shall survive the termination of this Lease or assignment thereof.

5.   INTENTIONALLY DELETED.

6.   CONSTRUCTION OF PREMISES AND OCCUPANCY.

     (a) Landlord, at its expense, shall take all steps necessary to cause the Building and the common areas (including, without limitation, all Building bathrooms, all Building stairwell door hardware, all elevators and elevator lobbies, the main lobby, all fire and safety systems that are located in the existing elevator lobby and in the main lobby of the Building, and all areas of ingress to and egress from the Building) to comply with Title III of the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. SS 12101, et seq. (together with regulations promulgated pursuant thereto, the "ADA"); provided, however, that to the extent any non-compliance is a result of the use or occupancy of the Demised Premises or any action or inaction of Tenant, then such compliance work shall be completed by Tenant at Tenant's cost. Tenant, at its sole cost and expense, shall be solely responsible for taking any and all measures which are required to cause the Demised Premises to comply with the ADA (including means of ingress and egress thereto) and the business conducted therein. Any Alterations made or constructed by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA. Landlord shall renovate the bathrooms that are located in the Building so that the bathroom facilities that are located in the Building will be in compliance with the ADA. Landlord and Tenant shall, in good faith, coordinate with each other in connection with the performance of Landlord's work under this
Section 6(a) and Tenant's Work. Landlord shall use diligent efforts to cause all work to be performed by Landlord under this Section 6(a) to be completed by October 31, 1998.

     (b) Landlord, at its expense, shall renovate the main lobby of the Building in a manner consistent with first class office buildings located in the Rockville, Maryland vicinity. Landlord has provided Tenant with conceptual design plans for the renovation of the lobby. Landlord shall, in good faith, consider all reasonable changes that Tenant requests be made to such conceptual design plans, provided in no event shall Landlord be required to incorporate any such changes to the extent that such changes would increase the cost of making such renovations unless Tenant agrees in writing to pay the increased cost. Landlord shall, in good faith, use diligent efforts to cause such lobby renovation to be substantially completed within ninety (90) days after the date that Landlord and Tenant have mutually agreed upon the construction drawings for such renovation.

     (c) Landlord, at its expense, shall perform, or cause to be performed, the following improvements to the common areas of the exterior of the Building: (i) landscape the exterior common areas of the Building in accordance with plans approved by Tenant; (ii) seal all paved areas surrounding the Building, (iii) restripe the parking lot; (iv) provide adequate lighting for the exterior of the Building; and (v) repair any damage that exists in the exterior of the Building and in the parking areas. Landlord shall use diligent efforts to cause all work to be performed under this Section 6(c) to be completed by October 31, 1998.

     (d) Upon delivery of the Demised Premises to Tenant (i) the loading dock roll up doors will be in good working order, and (ii) the base building systems for the Building (i.e., elevators, life safety equipment, electrical system, plumbing systems, hot water heaters, chillers, pumps and related central heating, ventilation and air conditioning system to include balancing of central airshafts) shall be in good working order with preventive maintenance up to date and shall be Year 2000 Compliant. "Year 2000 Compliant" with respect to any base building system shall mean that, on and after January 1, 2000, such system will continue to operate in good working order without the requirement that any additional expenditure be made to retrofit, update or otherwise repair or replace such system due to a malfunction or design flaw that would impair such system solely by reason of the change from the year 1999 to the year 2000.

     (e) Landlord's work that is described in this Section 6 ("Landlord's Work") shall be performed in a good and workmanlike manner in accordance with good construction practices.

     (f) Tenant, at Tenant's sole cost and expense, shall cause the "Tenant's Work" (as defined in Exhibit C) to be performed in accordance with the provisions of the Work Agreement that is attached to and made a part hereof as Exhibit C.

     (g) Tenant shall be responsible for obtaining all permits or licenses necessary for its lawful occupancy of the Demised Premises, including, without limitation, a Use and Occupancy permit for the Demised Premises. This requirement shall not relieve Tenant of its liability for Base Annual Rent from the Rent Commencement Date in the event all of said permits have not been acquired prior thereto. Notwithstanding the foregoing, Landlord represents and warrants to Tenant that as of the date of this Lease, the Building is zoned I-3. A description of the uses permitted under the I-3 zoning as of the date of this Lease, as set forth in the Rockville, Maryland, zoning codes, is attached to and made a part of this Lease as Exhibit K.

     (h) Except as expressly provided to the contrary in this Section 6, Tenant is leasing the Demised Premises in its "as-is" condition as of the date of this Lease. In the event that the Demised Premises cannot, at the commencement of the Lease, be lawfully used for general office purposes (as opposed to Tenant's specific purposes) as a result of the Demised Premises failing to be in compliance with any applicable governmental law, then Tenant shall cause the necessary work to be performed to the Demised Premises so that it can lawfully be used for general office purposes. Tenant shall pay the first Fifty Thousand and No/100 Dollars ($50,000.00) of the cost of making such alterations or repairs and, subject to the sentence which immediately follows this sentence, Landlord shall pay all actual, reasonable and out-of-pocket costs that are incurred by Tenant in excess of Fifty Thousand and No/100 Dollars ($50,000.00) in making such repairs and alterations. To the extent that any such alterations or repairs are required as a result of Tenant's use of the Demised Premises for uses other than office purposes, or as a result of alterations or improvements that Tenant is making to the Demised Premises, then, Tenant, at Tenant's sole cost, shall perform such alterations or repairs.

     (i) Landlord and Tenant shall, within sixty (60) days after the date of this Lease, jointly inspect the Building and prepare a punchlist of those items of work to be performed by Landlord under Section 6(d) of this Lease which remain unfinished as of the date of such inspection. Landlord shall, in good faith, use commercially reasonable efforts to complete the items that are set forth on the punchlist within thirty (30) days after the date of the punchlist. In addition, Landlord and Tenant shall, within thirty (30) days after completion of each and every other item of Landlord's Work to be completed pursuant to this
Section 6, jointly inspect such work and prepare a punchlist of those items of work which remain unfinished as of the date of such inspection. Landlord shall, in good faith, use commercially reasonable efforts to complete the items set forth on such punchlist within thirty (30) days after the date of such punchlist.

7.   USE OF DEMISED PREMISES.

     (a) USE. Tenant may use and occupy the Demised Premises for the purposes specified in Section 1(a)(12) and for no other purposes whatsoever. Tenant shall not use or permit the Demised Premises to be used for any other purpose or purposes without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's reasonable discretion. Attached to and made a part hereof as Exhibit L hereto are the following: (i) a letter dated July 6, 1998 (the "Use Permit Letter") from Sondra Harans Block, Assistant City Attorney for the City of Rockville, Maryland to Patricia A. Harris, Esquire; and (ii) a letter dated June 5, 1998 (the "Initial Letter"), from Sondra Harans Block, Assistant City Attorney for the City of Rockville, Maryland to William Komiers, Esquire. The Initial Letter and the Use Permit Letter (collectively, the "County Letter") state that there is an existing use permit (No. U-279-83) (the "Use Permit") which governs the permitted use of the Building. Notwithstanding anything in this Lease to the contrary, (i) Tenant acknowledges that Landlord has not made any representations to Tenant as to whether Tenant's intended use(s) of the Building complies with the Use Permit, and (ii) Tenant shall not use the Demised Premises (or any portion thereof) or permit any party to use the Demised Premises (or any part thereof) for any purpose which would (x) violate the Use Permit, or (y) violate any applicable governmental law, code, rule, statute, regulation or order. Upon Tenant's request, Landlord shall (at no cost to Landlord) cooperate with Tenant in connection with any reasonable modifications that Tenant desires that the City of Rockville make to the Use Permit, provided such modifications are consistent with the zoning of the Building.

     (b) COMPLIANCE. Subject to the provisions of Section 6 of this Lease, Tenant shall, at Tenant's sole expense, (i) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Demised Premises, (ii) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Demised Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant's obligations hereunder or by or through other fault of Tenant; (iii) comply with all insurance requirements applicable to the Demised Premises; and (iv) cause the Demised

Premises to comply with the ADA. If Tenant receives notice of any such directive, order, citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice. In furtherance of the foregoing, and provided Tenant shall first have obtained Landlord's prior written consent in accordance with the provisions of
Section 12 of the Lease (which Tenant agrees to promptly request), Tenant shall, at Tenant's sole cost and expense, make such changes, alterations, renovations or modifications to the Demised Premises in accordance with the provisions of
Section 12 of the Lease (except for structural repairs) which are necessitated or required by any such law, ordinance, rule, regulation, directive or insurance requirement.

          (i) LEGAL. Tenant shall not use or permit the Demised Premises or any part thereof to be used in violation of any present or future applicable law, regulation or ordinance, or of the certificate of occupancy issued for the Building or the Demised Premises, and shall immediately discontinue any use of the Demised Premises which is declared by any governmental authority having jurisdiction to be in violation of law or said certificate of occupancy. Tenant shall refrain from and discontinue such use immediately upon receipt of written notice from Landlord.

          (ii) FIRE AND SAFETY. Tenant agrees that any increases of fire insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence or the willful action of Tenant, Tenant's employees, agents, servants, invitees, or licensees shall be deemed Additional Rent and paid as accrued. Tenant covenants to Landlord that throughout the entire Lease Term Tenant's use of the Demised Premises shall be in compliance with NFPA 45 - "Standard on Fire Protection for Laboratories Using Chemicals" 1996 Edition ("NFPA 45"), a copy of which is attached to and made a part hereof as Exhibit "G".

     (c) ENVIRONMENTAL PROTECTION. Tenant and Tenant's employees and agents shall not dispose of any hazardous waste ("hazardous waste"), as such term is used in the RESOURCE CONSERVATION AND RECOVERY ACT, 40 CFR, Parts 260-262, the COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, or in any other federal, state or local law governing hazardous waste, as such laws may be amended from time to time (hereinafter collectively referred to as the "Act"), at, upon, under or within the Demised Premises or the Building or into the plumbing or sewer or water system servicing the Demised Premises and/or the Building, nor shall Tenant, its agents or employees cause or permit the discharge, spillage, uncontrolled loss, seepage or filtration of any hazardous waste at, upon, under or within the Demised Premises or the Building or into the plumbing or sewer or water system servicing the same. All hazardous waste that is located in the Demised Premises shall be used, stored, kept and disposed of by Tenant in accordance with the Act. Prior to the date that Tenant occupies any portion of the Demised Premises, Tenant will provide Landlord with (x) a material safety data sheet (a "MSDS") for each chemical that Tenant will use and/or store in the Demised Premises and (y) a site map indicating where each chemical will be stored and/or used in the Demised Premises. Tenant shall, on a semi-annual basis, provide Landlord with an updated site map. Prior to introducing any new chemical into the Demised Premises, Tenant shall provide Landlord with a MSDS for such chemical. Throughout the Lease Term, Tenant shall
(x) on a quarterly basis, check the acid neutralization tanks that are to be located in the Demised Premises (it being understood and agreed that if operations indicate a need for more frequent review of the neutralization tanks, Tenant shall check the neutralization tanks more frequently), (y) keep the neutralization tanks in a clean and good working condition, and (x) within fifteen (15) days after the end of each quarter, provide Landlord with a copy of the log (the "Neutralization Log") which shows the maintenance history of each neutralization tank. Subject to the provisions of Section 12 below, Tenant shall, at its sole cost, cause the air system serving the Demised Premises to be modified to provide that (i) the air that enters the laboratory portion of the Demised Premises will not be introduced into the air which enters the balance of the Building, including the non-laboratory portions of the Demised Premises, or into the air which enters into any adjacent building, (ii) the air in the laboratory portion of the Demised Premises will be under negative pressure, and
(iii) in the event such negative pressure system is not working properly, an alarm will go off which notifies Tenant of such failure. All deliveries and removal of hazardous waste and chemicals into, and out of, the Demised Premises, as applicable, shall be accomplished by Tenant through the loading dock and the freight elevator(s) serving the Building. Tenant shall comply in all respects with the requirements of the Act and related regulations.

     (d) HAZARDOUS WASTE DOCUMENTATION. Tenant shall promptly notify and provide Landlord with true, correct, complete and legible copies of all of the following environmental items related to the Demised Premises that may be filed or prepared by or on behalf of, delivered to, or served upon Tenant or Tenant's agents: Neutralization Logs, MSDS, disposal manifests, reports filed pursuant to self-reporting requirements or any applicable law or this Lease, permit applications, permits, monitoring reports, community exposure warnings and any notices, orders, reports, notices, listings, complaints, pleadings, plans and correspondence (even those that may be characterized as confidential) relating to the use, discharge, generation, release, disposal, investigation, clean-up, remediation and abatement of hazardous waste. In the event of a release of any hazardous waste in, on or about the Demised Premises, Tenant shall promptly provide Landlord with copies of all reports and correspondence with or from all governmental agencies, authorities or any other person relating to the release.

          (e) RIGHT TO INSPECT. Subject to the provisions of Section 17 below, Landlord and its agents, shall have the right, upon reasonable prior notice, but not the obligation, to inspect, investigate, sample or monitor the Demised Premises, at any reasonable time and from time to time, to determine whether Tenant is in compliance with the terms of this Section 7. If Tenant is not in compliance, Landlord shall so notify Tenant and such notice shall specify a reasonable period of time within which Tenant must cure its breach of its obligation to comply with the terms of this Section 7. In the event that Tenant fails to comply with the terms of this
Section 7 within the period of time set forth in Landlord's notice, as aforesaid, Landlord shall have the right but not the obligation (in addition and not in limitation of any other right or remedy) to immediately enter the Demised Premises and discharge Tenant's obligations hereunder. Any sum reasonably incurred shall be due and payable by Tenant upon demand as Additional Rent.

     (f) RIGHT TO PARTICIPATE. Landlord shall have the right, but not the obligation, to join and participate in support of Tenant and at Tenant's expense, in any proceedings or actions initiated against Tenant in connection with claims or causes of actions related to the use, storage, generation, release, transportation, or disposal of hazardous waste, in, on, from or about the Demised Premises.

     (g) TENANT'S OBLIGATION. Tenant hereby agrees that it is and shall be fully responsible for all costs, expenses or liabilities (including, but not limited to, those incurred by Landlord) which may occur from Tenant's use, storage, disposal, release, spill, discharge or emissions of hazardous waste by Tenant whether or not the same may be permitted by this Lease. Tenant shall defend, indemnify and hold harmless Landlord, from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, costs of investigation of site conditions, any clean-up, remediation, removal or restoration work, loss or restriction on use of rentable space or of any amenity of the Demised Premises, reasonable attorneys' fees, court costs and litigation expenses) of whatever kind or nature arising out of, or in any way related to the use, storage, disposal, release, discharge, spill or emissions of any hazardous waste.

     (h) TERMINATION AUDIT. Approximately sixty (60) days prior to the expiration of the Lease Term, Landlord, at Tenant's sole cost, shall cause an environmental audit and physical assessment report (the "Environmental Audit") to be prepared with respect to the Demised Premises by an independent, qualified reputable engineer or consultant. If such Environmental Audit reveals that Tenant, or any agent, contractor, employee or invitee of Tenant has caused there to be present any Hazardous Materials in, on or about the Demised Premises or the soil and ground water thereunder, then, Tenant shall, at its sole cost, perform all remedial work required by appropriate governmental agencies. Furthermore, if Tenant is unable to complete such remedial operations prior to the Lease expiration or termination date, Landlord shall grant Tenant an access easement for the purpose of Tenant conducting additional environmental testing and/or remediation operations, at Tenant's expense. Upon notice to Tenant, Landlord may elect that Tenant do either or a combination of both of the following acts:

          (i) Tenant may remain in exclusive possession of the affected portion of the Demised Premises for the period of time that Tenant, acting diligently and in good faith, determines to be reasonably necessary to perform investigation and/or remediation to the extent required by governmental agencies having jurisdiction over the Demised Premises. During such period of possession, Tenant shall not use the Demised Premises for the purpose of conducting business, it being understood and agreed that such possession shall be for the sole purpose of performing investigation and/or remediation as set forth above. Tenant shall pay Landlord as compensation a monthly amount equal to the amount of Base Monthly Rent and Additional Rent paid under this Lease immediately prior to termination or expiration of the Lease, payable in advance; or

          (ii) In the event that Landlord and Tenant reasonably determine that the Demised Premises can be used by Landlord or a tenant in a commercially reasonable manner, Tenant shall have access to the Demised Premises at no cost for such period of time that Landlord and Tenant determine to be necessary to perform investigations and/or remediation; in such event, Tenant shall attempt to minimize interruptions of any business of Landlord or any tenant on the Demised Premises.

     (i) INDEMNIFICATION. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands, including reasonable attorneys' fees, arising out of any violation of or default in the covenants of (x) this Section 7 and (y) Section 10(g) below. The provisions of Sections 7(b), (c), (d), (e), (f), (g), (h) and (l) of this Lease, and the provisions of Section 10(g) below, shall survive the expiration of the Lease Term.

     (j) MOVING AND DELIVERIES. No freight, furniture or other bulky matter of any description shall be received into the Building or carried in the elevators, except at times and by routes authorized by Landlord. Tenant shall give Landlord at least forty-eight (48) hours telephonic notice prior to moving any freight, furniture or other bulky material into or out of the Building. All moving of furniture, material and equipment shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Tenant shall promptly remove from the public areas within or adjacent to the Building any of Tenant's property delivered or deposited there, and shall be responsible for any damage to the Building or the Demised Premises caused by its moving and deliveries. The foregoing provisions of this Section 7(j) shall not be applicable unless Landlord has either subleased a portion of the Demised Premises from Tenant or Landlord has recaptured a portion of the Demised Premises.

     (k) EXCESSIVE FLOOR LOAD. Tenant will not, without Landlord's prior written approval, install in the Demised Premises any fixtures, equipment or machinery that will place a load upon the floor exceeding the designed floor load capacity. Notwithstanding the foregoing, Landlord shall not unreasonably withhold, condition or delay its consent to any alteration required to increase the floor load capacity of any floor of the Building to accommodate Tenant's needs. Tenant shall be liable for all damage done to the Building by installing or removing a safe or any other article of Tenant's office equipment, or machinery or fixtures or other personal property or due to its being in the Demised Premises. Landlord may repair any such damage at Tenant's expense, and Tenant shall pay the cost therefor to Landlord upon demand, as Additional Rent.

     (l) PLUMBING SYSTEM. Tenant shall not use any materials in the Demised Premises or dispose of any materials in the drains, plumbing and pipes which serve the Demised Premises and/or the Building (collectively, the "Plumbing System"), which would in any manner harm the Plumbing System or any part thereof. Tenant shall be liable for all damage done to the Plumbing System, to the Building and/or to the surrounding environment which is caused by Tenant's disposal of any materials in the Plumbing System.

     (m) EXISTING HAZARDOUS WASTE. Landlord, at its sole cost and expense, shall be responsible for the removal or encapsulation of Hazardous Materials located in, on, around or under the Building or the Project prior to the date of this Lease. Tenant shall have no obligation to investigate, remediate, clean up, or remove any Hazardous Material which migrates onto the land on which the Building is located, provided, however, if Tenant or Tenant's contractors, agents or employees cause such hazardous waste to be located on any land which neighbors, adjoins or is in the vicinity of the Building, and such Hazardous Materials migrate onto the land on which the Building is located, then Tenant shall be responsible for remediating and removing such hazardous waste.

8. RULES AND REGULATIONS. Tenant covenants on behalf of itself, its employees, agents, contractors, licensees and invitees to comply with the rules and regulations set forth in Exhibit "D", which is attached hereto and made a part hereof (the "Rules and Regulations"). Landlord shall have the right, in its sole discretion, to make reasonable additions and amendments to the Rules and Regulations from time to time and Tenant covenants that Tenant, its employees, agents, contractors, licensees and invitees will comply with additions and amendments to the Rules and Regulations upon Landlord's provision to Tenant of a written copy of the same. Any default by Tenant, or any other party set forth above, of any of the provisions of the Rules and Regulations as set forth on Exhibit "D" or as amended, from time to time, shall be considered to be a default under the terms of this Lease. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or any amendments or additions thereto, against any other tenant, and Landlord shall have no liability to Tenant or any other party for violations of the Rules and Regulations by any party whatsoever. If there is any inconsistency between this Lease and the Rules and Regulations, the Lease shall govern.

9.   SUBLETTING AND ASSIGNMENT.

     (a) CONSENT. Tenant will not sublet the Demised Premises or any part thereof or transfer possession or occupancy thereof to any person, firm or corporation, or transfer or assign this Lease, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, it shall not be unreasonable for Landlord to withhold its consent on the basis that (i) the proposed assignee's or subtenant's net worth and/or net income is not consistent with the creditworthiness standards that are applied in evaluating proposed assignees and proposed subtenants by owners of first class office buildings located in the Rockville, Maryland vicinity, or (ii) the proposed assignee or subtenant is a party by whom any suit or action could be defended on the grounds of sovereign immunity, or (iii) the proposed assignee's or subtenant's proposed use of the Demised Premises is not in keeping with the provisions of Section 1(a)12 of this Lease, or (iv) in the event that the proposed assignee or sublessee will be using the applicable portion of the Demised Premises for laboratory purposes, such party does not have substantial experience in managing and operating a laboratory facility which is similar to the laboratory facility that is then located in the Demised Premises. Tenant shall not, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, grant any franchise, concession, license or permit arrangement with respect to the Demised Premises or any portion thereof. No subletting or assignment hereof shall be effected by operation of law unless with the prior written consent of Landlord, to the extent that such consent is otherwise required by the terms of this Lease. Despite the foregoing, Tenant shall have no right to enter into a leasehold mortgage or any other type of financing arrangement which would encumber the Lease without obtaining Landlord's prior consent, which consent shall be withheld or granted by Landlord in the exercise of its sole and absolute discretion. A sale, transfer, assignment or other conveyance of a general partnership interest in Tenant, if Tenant is a partnership or joint venture, or a transfer of more than a fifty percent (50%) stock interest, if Tenant is a corporation, shall be an assignment for purposes hereof.

     (b) SUBSIDIARIES AND CORPORATE TRANSFERS. Notwithstanding anything to the contrary contained in this Lease, Tenant (and any party to whom Tenant, in accordance with the terms of this Lease has assigned its entire interest under this Lease), may, upon thirty (30) days prior notice to Landlord, assign its entire interest under this Lease or sublet all or any portion of the Demised Premises to a wholly owned corporation or entity or controlled subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter collectively referred to as

"Corporate Transfer") without the consent of Landlord, provided (i) Tenant is not then in default under this Lease; (ii) if such proposed Transferee is a successor to Tenant by purchase, said proposed Transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed Transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; and (iii) such proposed transferee assumes all the obligations of Tenant hereunder. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of such Corporate Transfer. As used herein, the term "controlled subsidiary" shall mean a corporation the stock of which is at least fifty-one percent (51%) owned by Tenant (in the case of a corporation whose stock is not publicly traded) or a corporation the stock of which is at least twenty percent (20%) owned by Tenant (in the case of a corporation whose stock is publicly traded). The sale or transfer of stock of Tenant (or any successor) on any national stock exchange (i.e., American Stock Exchange, New York Stock Exchange and NASDAQ, or any successor to any of the foregoing) shall not be deemed an assignment of this Lease. Notwithstanding anything in this Lease to the contrary, any assignment or subletting shall (i) be on a form reasonably acceptable to Landlord and (ii) shall be subject to the terms of this Lease. Tenant shall not modify, extend or amend a sublease previously consented to by Landlord without obtaining Landlord's consent thereto.

     (c) ASSIGNMENT. In the event Tenant desires to assign this Lease, Tenant shall give to Landlord written notice of Tenant's desire to do so, which notice shall be accompanied by the "Required Information" (as hereinafter defined). Within sixty (60) days of receipt of said notice and the Required Information, Landlord shall have the right to terminate this Lease on a date to be agreed upon by Landlord and Tenant. In the event that Landlord elects to so terminate the Lease, then Landlord shall deliver to Tenant a notice of termination. Tenant shall have the right, exercisable within ten (10) days after the date that Landlord delivers such termination notice, to rescind Tenant's notice of its desire to assign this Lease. In the event that Tenant timely delivers such rescission notice, (i) Tenant shall be deemed to have withdrawn its notice of its intent to assign the Lease, and (ii) Landlord shall have no right to terminate this Lease on such occasion. Despite the foregoing, Landlord shall have no right to terminate this Lease in connection with an assignment of this Lease under Section 9(b) of this Lease. In the event of any subsequent assignment of this Lease which is not governed by the provisions of
Section 9(b) of this Lease, the provisions of Section 9(c) of this Lease shall be applicable to such assignment.

     (d) SUBLETTING. In the event Tenant desires to sublet all or any part of the Demised Premises, Tenant shall give to Landlord written notice of Tenant's desire to do so, which notice shall be accompanied by the Required Information. Within thirty (30) days of receipt of said notice and Required Information, Landlord shall have the right (i) with Tenant's consent, to terminate this Lease and to enter into a new lease with Tenant for that portion of the Demised Premises Tenant desires to retain, upon terms to be mutually agreed upon; or
(ii) to sublease from Tenant at the same rental rate then being paid by Tenant and subsequently to relet that portion of the Demised Premises that Tenant desires to relinquish. If Landlord exercises its right to terminate this Lease or to sublet a portion of the Demised Premises, Tenant agrees that Landlord shall have access to the Demised Premises thirty (30) days prior to the effective termination or sublease commencement date to show the same to prospective tenants. Despite the foregoing, Landlord shall not have the right to recapture any proposed space which Tenant desires to sublease unless the rentable square footage of such space, when aggregated with the rentable square footage that Tenant is then subleasing in the Building, would equal or exceed fifty percent (50%) of the rentable square footage that Tenant is then leasing in the Building. Despite the foregoing, Landlord shall have no right to recapture from Tenant, or to sublease from Tenant, any portion of the Demised Premises that is either being subleased by Tenant pursuant to the express provisions of Section 9(b) of this Lease, or is being subleased by Tenant for a term that (when aggregated with all renewal or extension options) does not exceed three (3) years. In the event of any subsequent subletting of any portion of the Demised Premises, such subletting shall be subject to the provisions of Section 9(d) hereof.

     (e) REQUIRED INFORMATION. If Tenant should desire to assign this Lease or sublet the Demised Premises (or any part thereof), Tenant shall give Landlord written notice no later than fifteen (15) days in advance of the proposed effective date of such proposed assignment or sublease, which notice shall specify the following information (such information shall be collectively referred to as the "Required Information"): (i) the name, current address and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Demised Premises proposed to be so subleased, (iii) the proposed effective date and duration of the assignment or subletting, and (iv) the proposed rent and other consideration to be paid to Tenant by such assignee or sublessee. Tenant also shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease.

     (f) FEES; DOCUMENTS. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable expenses and costs incurred by Landlord in connection with any proposed assignment or subletting, which costs and expenses in no event shall exceed $1,000 for any proposed assignment or subletting. Tenant shall deliver to Landlord copies of all documents executed in connection with any proposed assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which documents, (i) in the case of a permitted assignment, shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed, and
(ii) in the case of permitted subletting, shall require such sublessee to comply with all terms of this Lease on Tenant's part to be performed. No acceptance by Landlord of any Base Monthly Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

     (g) NO RELEASE. Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 9 shall be void and shall constitute a material breach of this Lease. In the event Landlord consents to any assignment or sublease on one occasion, such consent shall not affect Tenant's obligation to comply with the provisions of Section 9 of this Lease with respect to any future assignment or sublease.

     (h) TENANT LIABILITY. In the event of any subletting of all or any portion of the Demised Premises or assignment of this Lease by Tenant, with or without Landlord's consent, Tenant shall remain primarily liable to Landlord for the payment of the rent stipulated herein and for the performance of all other covenants and conditions contained herein.

     (i) PROFIT. If any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other insolvency law) provides that the subtenant or assignee thereunder is to pay any amount in excess of the rental and other charges due under this Lease, then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the lease of Tenant's fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Demised Premises, the existence of such excess shall be determined on a pro-rata basis), Tenant shall pay to Landlord fifty percent (50%) of any "Profit" (as defined below) applicable to the sublease or assignment, which amount shall be paid by Tenant to Landlord as additional rent upon such terms as shall be specified by Landlord and in no event later than ten
(10) days after any receipt thereof by Tenant. "Profit" shall be defined as the difference between (i) any and all consideration received by Tenant in the aggregate from any assignment of the Lease and/or subletting of the Demised Premises, and (ii) the sum of (A) the rent and charges due to Landlord from Tenant under the terms of this Lease, (B) Tenant's reasonable attorneys' fees and brokerage costs in connection with such assignment or subletting, (C) Tenant's actual and reasonable cost of performing alterations to the Demised Premises in connection with such assignment or subletting, (D) the actual and reasonable amount of any rent abatement that is granted in connection with such assignment or subletting, (E) the actual and reasonable amount of improvement allowance that is paid in connection with such assignment or subletting, and (F) to the extent that leasehold improvements that were actually paid by Tenant with respect to the premises in question exceed the "Improvements Allowance" (as defined in Exhibit C) (and if the subleased or assigned space does not constitute the entire Demised Premises, the existence of such excess shall be determined on a pro-rata basis), the unamortized excess cost of such leasehold improvements, which amortization shall be calculated in equal installments on a monthly basis during the initial term of this Lease. Acceptance by Landlord of any payments due under this Section shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder. Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease or assignment. Notwithstanding anything to the contrary in this Lease, this Section 9 shall not be applicable to an assignment of the Lease (whether by operation of law or otherwise) or a subletting of the Demised Premises by Tenant to a wholly-owned subsidiary or a controlled subsidiary or parent; provided, however, in no event shall Tenant enter into an assignment of this Lease or subletting of any portion of the Demised Premises to a wholly-owned subsidiary or a controlled subsidiary or parent as part of a "step transaction" for the purpose of avoiding or circumventing the provisions of Section 9(i) of this Lease.

     (j) In the event Tenant assigns this Lease to any party in accordance with the terms of this Lease, (i) such assignee shall for purposes of this Lease, be the "Tenant", and (ii) The Perkin-Elmer Corporation (and any successor thereto) shall remain fully liable for the performance of Tenant's obligations under this Lease.

10.  SERVICES AND UTILITIES.

     (a) CHARGES. Tenant shall throughout the Lease Term, and any extension thereof, be entirely responsible for the expenses of the business conducted in the Demised Premises. Such expenses shall include, but are not limited to, all costs and expenses paid or incurred by Tenant in connection with the ownership, cleaning, management, and operation of its business conducted in the Building, which costs shall, subject to the provisions of Section 11(b) of this Lease, include, but not be limited to heating, cooling, and ventilating the Building, including maintenance, repair of such mechanical equipment; water, gas and electric consumption; janitorial service; insurance as hereinafter defined; and all other utility costs and other costs as herein provided.

     (b) INTERRUPTION OF SERVICES. Landlord shall have the right to cause an interruption in services and/or utilities provided to the Building only in the event that such interruption is reasonably necessary for Landlord to perform its obligations under the terms of this Lease, and provided that (i) Landlord give Tenant at least forty eight (48) hours' prior written notice of such interruption, (ii) Tenant shall have the right to prescribe the time of day during which Landlord may cause such interruption, (iii) such interruption shall in no event continue for more than twelve (12) consecutive hours, and (iv) Landlord shall not unreasonably interfere with Tenant's use and enjoyment of the Demised Premises or with the conduct of Tenant's business. In no event shall Landlord be liable to Tenant for any such interruption or failure in the supply of any utilities to the Demised Premises. Despite the foregoing, in the event that (i) as a result of Landlord's negligence or intentional misconduct the services to be provided by Landlord under Section 10(a) of this Lease shall not be furnished for more than five (5) consecutive days, and (ii) Tenant, in its reasonable business judgment, determines that it is unable to use and occupy the Demised Premises (or any part thereof) as a result thereof, then commencing on the sixth (6th) day that such services are not being provided the Base Annual Rent Tenant is obligated to pay hereunder shall abate with respect to that part of the Demised Premises which Tenant does not use and occupy. Such abatement shall immediately cease on the date that such services are restored. In the event that any such failure to furnish such services is caused by Tenant's acts or omissions, Tenant shall not be entitled to an abatement of Base Annual Rent. In the event of a failure of Landlord to perform any repairs or maintenance required to be performed by Landlord under this Lease [which failure would cause an interruption in essential services being provided to the Demised Premises (i.e., electricity, water, sewer, heating, ventilating and air conditioning)], and if such failure is not cured by Landlord within a reasonable period after Landlord is first given notice of such failure by Tenant, Tenant may deliver to Landlord and to Landlord's lender(s) written notice stating that Tenant intends to perform such repair or maintenance. Prior to Tenant undertaking any action to cure or remedy such event or condition, Tenant shall first allow Landlord and Landlord's lender(s) ten (10) business days following receipt by Landlord and Landlord's lender(s) of such written notice to cure or remedy the event or condition specified in Tenant's notice; provided, however, that if such event or condition cannot be cured within the ten (10) day business period, such period shall be extended for a reasonable additional time, so long as Landlord or Landlord's lender(s) commence to cure such event or condition within the ten (10) business day period and proceed diligently thereafter to effect such cure. If Landlord or Landlord's lender(s) fail to cure or remedy such event or condition within such time period, then Tenant may cure or remedy such event or condition and deliver an invoice to Landlord for the reasonable and actual out-of-pocket costs and expenses incurred by Tenant therefor. Landlord shall pay to Tenant the amount of such invoice within thirty (30) days after delivery by Tenant, and the amount of such invoice, when paid by Landlord, shall be included within operating expenses. In the event of an interruption in utility services that are being provided to the Demised Premises, upon Tenant's request, Landlord shall, at Tenant's cost, cooperate with Tenant to attempt to cause such utility company to provide such utility services to the Demised Premises.

     (c)  INTENTIONALLY DELETED.

     (d) SEPARATE METERING. Tenant shall cause the utilities to be supplied to the Building to be separately metered to record Tenant's consumption of electricity and other utilities. Tenant agrees to pay the costs of all utilities directly to the utility companies providing services to Tenant promptly upon demand therefor.

     (e) EXCESSIVE HEAT GENERATION. Landlord shall not be liable for any failure to maintain comfortable atmospheric conditions in all or any portion of the Demised Premises, due to heat generated by any equipment or machinery installed by Tenant (with or without Landlord's consent) that exceeds generally accepted engineering design practices for normal office purposes. If Tenant desires additional cooling to offset excessive heat generated by such equipment or machinery, Tenant shall pay for auxiliary cooling equipment and its operating costs, including without limitation electricity, gas, oil and water, or for excess electrical consumption by the existing cooling system, as appropriate.

     (f)  INTENTIONALLY DELETED.

     (g) LABORATORY WASTE. Tenant shall comply, at its sole cost and expense, with all orders, requirements and conditions now or hereafter imposed by any ordinances, laws, orders and/or regulations (hereinafter collectively called "regulations") of any governmental body having jurisdiction over the Demised Premises or the Building, whether required of Landlord or otherwise, regarding the collection, sorting, separation and recycling of waste products, garbage, chemicals, refuse and trash (hereinafter collectively called "waste products"), including, but not limited to, the separation of such waste products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by such regulations. Notwithstanding anything herein to the contrary, (i) Landlord shall have no obligation to accept from Tenant any waste products that are generated in connection with the use of the Demised Premises for laboratory purposes, and
(ii) Tenant shall arrange for laboratory waste product collection, at Tenant's sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord who is federally licensed, which waste product collection shall be in accordance with all applicable governmental laws, codes, rules, regulations, orders and statutes. Tenant shall pay all costs, expenses, fines, penalties and/or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with any such regulations. Tenant shall maintain at the Demised Premises copies of all bills of lading, transportation manifests, disposal certificates and other evidence of disposal of such waste products in accordance with all applicable governmental laws, rules, codes, orders and regulations and shall provide Landlord with a copy of same upon Landlord's demand. Landlord shall permit Tenant to maintain an appropriate container for laboratory waste and other hazardous materials near the Loading Dock area, which container shall be stored in a locked and secure area. Tenant shall maintain such container in accordance with all applicable laws and regulations.

     (h) PEST CONTROL. On or before August 1, 1998, Landlord, at its sole cost and expense, shall cause a pest control company to initially service the Building. After such initial servicing of the Building, Tenant shall be obligated to provide such services with respect to the interior of the Demised Premises in accordance with the terms of this Lease, and Landlord shall be obligated to provide such services with respect to the exterior common areas of the Building.

11.  MAINTENANCE AND REPAIRS.

     (a) TENANT'S RESPONSIBILITY. Subject to the provisions of Section 11(b) below, Tenant shall be responsible for the full cost of all maintenance and repair of the Building and Building systems (including, without limitation, the mechanical, electrical, plumbing, life safety, and heating, ventilating and air conditioning system), including the doors, interior glass, floors, interior walls, ceilings, and equipment and fixtures located in the Building and any pipes, wires, and conduits located in or traversing the Building which serve the Building. All repairs and maintenance required to be performed by Tenant shall be made or performed as soon as reasonably practicable upon the occurrence of the necessity therefor, and shall be made or performed in a first class manner, using first class materials, by a contractor approved by Landlord and bonded unless waived by Landlord, and shall be made or performed in accordance with (i) all laws and all applicable governmental codes and requirements, and (ii) insurance requirements. Tenant, at its sole expense, will throughout the term of this Lease obtain and keep in force a maintenance contract with a qualified service company to regularly inspect and perform maintenance services to the (i) elevators that serve the Building, and (ii) the heating, ventilating and air conditioning system that serves the Building. Tenant shall furnish Landlord with a copy of said maintenance contract(s), and of renewals or replacements thereof. Tenant shall also be responsible for causing its laboratory waste (but not ordinary trash) to be removed from the Demised Premises and disposed of in accordance with all applicable laws and regulations. If Tenant refuses after written notice from Landlord to commence and complete repairs or maintenance necessary to satisfy the provisions of this Section, the Landlord may, but shall not be required to, make and complete said repairs or maintenance and Tenant shall pay the cost therefor (including overhead) to Landlord upon demand, as Additional Rent. Tenant shall perform its obligations under Section 11(a) of this Lease, in a first class manner which is consistent with how other buildings that are located in Rockville, Maryland, and which are comparable to the Building, are maintained and repaired.

     (b) LANDLORD'S RESPONSIBILITY. Landlord shall maintain the foundation, roof and exterior walls of the Building and the exterior common areas (i.e., parking lot, landscaping, sidewalks, and exterior lighting) in good condition and repair, and shall promptly replace all exterior glass in the event of breakage. In addition, Landlord shall be responsible for collection and disposal of Tenant's trash (excluding laboratory waste and hazardous materials), pest control with respect to the exterior of the Project, and snow and ice removal. Such maintenance and services shall be performed in a first class manner which is consistent with how owners of other buildings that are located in Rockville, Maryland, and which are comparable to the Building, perform such maintenance. Subject to the provisions of this Section 11(b), Landlord, at its sole cost and expense (and not as an operating expense) shall be obligated to replace (i) any broken exterior glass windows, which shall include both the inner and exterior pane (but not any interior glass, which interior glass shall be Tenant's obligation to maintain, repair and replace), and (ii) the base Building elevators (excluding any elevator that Tenant installs in the Building) and the base Building chillers (excluding any heating, ventilating or air conditioning equipment or systems that Tenant installs in the Building) to the extent that the same cannot be repaired on a commercially reasonable basis (i.e., it would be commercially reasonable to replace rather than expend the funds to repair such item). In the event any such replacement is required as a result of Tenant's willful misconduct, or as a result of Tenant's failure to maintain any such elevator or chiller in accordance with how owners of other first-class buildings that are located in Rockville, Maryland maintain elevators and chillers, then Tenant, at Tenant's sole cost and expense, shall be obligated to perform such replacement. In the event that Tenant or any agent, employee or contractor of Tenant breaks any exterior glass window, then Tenant, at Tenant's sole cost, shall be responsible for replacing such exterior glass window.

     (c) ADA NOTIFICATION. Within twenty (20) days after receipt, Tenant or Landlord, as the case may be, shall advise the other party in writing, and provide copies of (as applicable) any notices alleging violation of the ADA or any environmental law relating to any portion of the Building or of the Demised Premises, any claims made or threatened in writing regarding noncompliance with the ADA or such environmental law and relating to any portion of the Building or of the Demised Premises, or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA or environmental law and relating to any portion of the Building or of the Demised Premises.

     (d) MAINTENANCE PROGRAM AND CONTRACTS. Tenant shall establish, on an annual basis, and implement a cleaning, maintenance and repair program for the Building, which program shall be subject to Landlord's reasonable approval on an annual basis. Tenant shall enter into and furnish to Landlord within sixty (60) days after the date of this Lease, and at least thirty (30) days prior to the commencement of each Lease Year thereafter, the following: (i) a heating, ventilating and air conditioning contract which covers all heating, ventilating and air conditioning equipment and systems which serve the Building, including, without limitation, the chillers, and all supplemental equipment and systems which may be installed by Tenant in accordance with the terms of this Lease;
(ii) an elevator contract which covers all elevators that are located in the Building, including any elevator that may be installed by Tenant in accordance with the terms of this Lease; (iii) an electrical preventative maintenance contract which includes the switch gear; (iv) a fire alarm and life safety system contract; (v) a pest control contract; and (vi) such other maintenance and preventative contracts with respect to the Building as Landlord may, from time to time, reasonably require. All such contracts, and the contractors who are performing the same, shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld.

12.  ALTERATIONS.

     (a) LANDLORD'S CONSENT. Tenant will not make any alterations, installations, changes, replacements, additions or improvements, structural or otherwise (collectively, "Alterations") in or to the Demised Premises or any part thereof, without the prior written consent of Landlord. Despite the foregoing, Tenant shall be permitted to make cosmetic changes to the interior (i.e., painting and carpeting) of the Demised Premises without obtaining Landlord's consent, provided the same do not affect the structure, the Building systems or the exterior of the Building. Subject to the provisions of Section 12(d) and
Section 16 of this Lease, all Alterations made to, or installed by or for Tenant in, the Demised Premises shall be and remain Landlord's property (excluding case work, furniture, personal property, telephone and telecommunications systems and equipment, computer systems and equipment, fire suppression equipment, laboratory equipment, moveable trade fixtures and all other items of Tenant's equipment, whether or not affixed to the Building) and shall not be removed without Landlord's written consent. Any construction up-gradings required by any governmental authority as a result of said Alterations, either in the Demised Premises or in any other part of the Building, will be paid for by Tenant. Tenant shall not install any equipment of any nature whatsoever which may adversely affect the structure of the Building, or which may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air-conditioning system or the electrical system of the Demised Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything herein to the contrary, Tenant shall not make any Alterations to the exterior of the Building without obtaining Landlord's prior written consent, which consent may be withheld in the exercise of Landlord's sole and absolute discretion. In the event that Landlord grants its consent to any Alterations, Tenant shall pay all costs to make such changes, replacements or additions. Upon completion of any such Alterations, Tenant shall deliver to Landlord as-built plans which reflect such Alterations, which as-built plans shall be on "CAD". Any approved Alterations shall be made by licensed and bonded contractors and mechanics approved by Landlord, in accordance with (i) the applicable laws and ordinances of any public authority having jurisdiction over the Building, (ii) the building code and zoning regulations of any such authority, (iii) plans and specifications that have been approved by Landlord in writing, and (iv) any rules and regulations established from time to time by the Underwriters Association of the local area. Prior to commencing construction of any approved Alterations, Tenant shall obtain any necessary building permits and shall deliver copies of such permits to Landlord. Tenant shall pay to Landlord, upon ten (10) days notice, as Additional Rent, Landlord's reasonable and actual out-of-pocket costs of reviewing the proposed Alteration.

     (b) LIENS. In making any approved Alterations, Tenant shall promptly pay all contractors, materialmen and laborers, so as to minimize the possibility of a lien attaching to the Building, or attaching to any portion of the real property on which said Building is located. Should any such lien be filed, Tenant shall bond against or discharge the same within thirty (30) days after the said filing. If Tenant shall fail to bond against or discharge any such lien within such thirty (30) day period, then Landlord may, at its option, discharge such lien at Tenant's expense in which event Tenant shall reimburse Landlord for all costs (including legal expenses) of discharging such lien upon demand, as Additional Rent.

     (c) INDEMNIFICATION. Tenant will defend, indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages, including attorneys' fees, for injury to person or property which may or might arise, directly or indirectly, by reason of the making of any Alterations. If any Alteration requiring Landlord's consent is effected without the prior written consent of Landlord, Landlord may remove or correct the same and Tenant shall be liable for any and all expenses of this work. All rights given to Landlord herein shall be in addition to any other right or remedy of Landlord contained in this Lease.

     (d) REMOVAL OF ALTERATIONS. In the event that Tenant desires to know whether Landlord will require Tenant to remove any Alterations from the Demised Premises at the expiration of the Lease Term, then, at the time Tenant delivers a written request to Landlord which requests Landlord's approval of such Alterations, Tenant shall have the right to deliver to Landlord a notice which specifically requests that Landlord advise Tenant whether Landlord will require Tenant to remove such proposed Alterations at the expiration of the Lease Term. In the event that Landlord receives such a written request, and in the event that Landlord is willing to grant its consent to such Alterations, Landlord shall advise Tenant, in writing, at the time the Alterations are approved, whether or not Tenant will be required to remove the same at the expiration of the Lease Term.

13.  SIGNS AND ADVERTISEMENTS.

     (a) Except as provided in the last sentence of this Section 13(a) and except as provided in Sections 13(b) and 15(c) below, no sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any part of the outside or the inside of the Building, or inside of the Demised Premises where it may be visible from outside or from the public areas of the Building, except with Landlord's prior written consent, and then only in such location, number, size, color and style (i.e., Building standard lettering) as is authorized by Landlord. If any such sign, advertisement or notice is exhibited without first obtaining Landlord's written consent, Landlord shall have the right to remove same, and Tenant shall be liable for any and all expenses incurred by Landlord in connection with said removal. Tenant may install signage on the interior of the Demised Premises without obtaining Landlord's consent, provided such signage is not visible from the exterior of the Building.

     (b) Subject to the provisions of this Section 13(b), Tenant, at Tenant's sole cost and expense, shall have the right to erect and maintain its company name and/or logo: (i) on the roof of the Building (the "Roof Sign"), and (ii) on a monument sign (the "Monument Sign"). The size, location, color, design, method of installation, and method of illumination (if applicable) of the Roof Sign and the Monument Sign shall be subject to: (i) Landlord's prior written consent, and (ii) all applicable governmental rules, codes, orders, laws, and statutes (collectively, the "Governmental Laws"). Tenant, at Tenant's sole cost and expense, shall maintain the Roof Sign and the Monument Sign in a first-class manner in accordance with the Governmental Laws.

14.  COMMON AREAS.

     (a) COMMON AREAS DEFINED. In this Lease, "common areas" means all areas, facilities and improvements provided, from time to time, in the Building for the mutual convenience and use of tenants or other occupants of the Building, their respective agents, employees, and invitees and shall include, if provided, but shall not be limited to, the lobbies and hallways, the public restrooms, stairwells, the parking areas and facilities, access roads, driveways, retaining walls, sidewalks, walkways, landscaped areas, and exterior lighting facilities.

     (b) LANDLORD'S CONTROL. Landlord shall, as between Landlord and Tenant, at all times during the term of the Lease have the sole and exclusive control, management and direction of the exterior common areas, and may at any time and from time to time during the term exclude and restrain any person from use or occupancy thereof, excepting, however, Tenant and other tenants of Landlord and bona fide invitees of either who make use of said areas in accordance with the rules and regulations established by Landlord from time to time with respect thereto. Subject to Tenant's Parking Rights, the rights of Tenant in and to the common areas shall at all times be subject to the rights of others to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation. Landlord may at any time and from time to time close all or any portion of the common areas to make repairs or changes or to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein, to close temporarily any or all portions of the said areas to discourage non-customer parking, and to do and perform such other acts in and to said areas as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their employees, agents, and invitees. In exercising its rights under this Section 11(b), Landlord shall use reasonable efforts to minimize any disruption of Tenant's business.

     (c) CHANGES AND ADDITIONS. Landlord reserves the right at any time and from time to time, as often as Landlord deems desirable, without incurring any liability to Tenant or otherwise affecting Tenant's obligations under this Lease, make changes, alterations, additions, improvements, repairs, relocations or replacements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, stairways and other common facilities thereof, and, upon prior notice to Tenant, to change the name by which the Building is commonly known and/or the Building's address. Landlord may from time to time, after obtaining Tenant's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building, above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Demised Premises which are located in the Demised Premises or located elsewhere outside the Demised Premises, and to expand and/or build additional stories on the Building. Despite the foregoing, subject to all Applicable Laws, and subject to the provisions of Section 21 below, in exercising Landlord's rights under this Section 14(c), (i) Landlord shall, in good faith, use reasonable efforts to minimize any interference with the operations of Tenant's business at the Demised Premises, and (ii) in no event shall Landlord reduce the number of "Parking Rights" (as defined in Section 15(a) below). Nothing contained herein shall be deemed to relieve Tenant of any duty, obligation or liability with respect to making any repair or improvement or complying with any law, order or requirement of any government or other authority and nothing contained herein shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building, or any part thereof, other than as expressly provided in this Lease.

15.  PARKING.

     (a) PARKING RIGHTS. Landlord shall make available (or cause to be made available) to Tenant at all times during the Lease Term three and seven-tenths (3.7) monthly parking contracts for every one thousand (1,000) square feet of rentable area of the Demised Premises to park an automobile (collectively, the "Parking Rights") in the parking facilities for the Building (the "Parking Facilities"). Subject to the provisions of Section 15(c) below, Parking Rights shall (i) be assigned in a manner reasonably acceptable to Tenant, and (ii) be on a self-park basis.

     (b)  INTENTIONALLY DELETED.

     (c) TENANT'S PARKING AREA. The parties intend that the parking spaces that are designated as "Tenant's Parking Area" on Exhibit I hereto (the "Tenant's Parking Area") shall be designated for the use of Tenant and its invitees, employees and contractors. It is expressly understood that Landlord and its employees and contractors may park their vehicles in the Tenant's Parking Area during those periods of time that Landlord or its employees and contractors are performing their obligations under this Lease, provided, however, that in no event shall Landlord and its employees and contractors simultaneously use an unreasonably excessive number of parking spots in Tenant's Parking Area. Subject to the following provisions of this Section 15(c), Tenant, at Tenant's sole cost and expense, shall have the right to (i) designate a reasonable number of the parking spaces that are located in Tenant's Parking Area as being reserved, and (ii) erect signage which indicates such parking spaces as being reserved. The size, location, color, design, content and method of installation of such signage shall be subject to (i) Landlord's prior written consent, and (ii) the Governmental Laws. Tenant, at Tenant's sole cost and expense, shall maintain such signage in a first-class manner in accordance with the Governmental Laws. Notwithstanding anything in this Lease to the contrary, Landlord shall have no obligation to monitor or police the parking of vehicles within the Tenant's Parking Area.

16.  SURRENDER AND INSPECTION.

     (a) SURRENDER. Subject to the provisions of Sections 12(d) and 16(e) of this Lease, upon the Expiration Date or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises to the Landlord in as good order and condition as when received, ordinary wear and tear excepted, and Tenant shall remove all of its case work, fixtures, machinery, laboratory equipment and other personal property from the Demised Premises by the Expiration Date or other termination of this Lease. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. To the extent any machinery or laboratory equipment is affixed to the Building, Tenant agrees to repair any damage to the Building caused by the removal of such machinery and equipment.

     (b) INSPECTION. Tenant shall have the right to be present at time of final inspection of the Demised Premises to determine if any damages were done thereto, if Tenant notifies Landlord by certified mail of its intention to move, date of moving and new address. The notice of Tenant's desire to be present at the final inspection of the Demised Premises shall be given at least fifteen
(15) days prior to the date of moving. Upon receipt of such notice, Landlord shall notify Tenant of time and date when the Demised Premises are to be inspected. The inspection shall occur within five (5) days before or five (5) days after Tenant's date of moving, said inspection date to be designated by Landlord. Tenant shall be deemed to have been advised of its rights under this Section by execution of this Lease.

     (c) ALTERATIONS. Subject to the provisions of Sections 12(d) and 16(e) of this Lease, (i) all Alterations, including, without limitation, wall-to-wall carpet, blinds, draperies and drapery accessories, to or within the Demised Premises (whether made with or without Landlord's consent), shall remain upon the Demised Premises and be surrendered with the Demised Premises at the expiration of the Lease Term, and (ii) should Landlord elect that any Alterations made by Tenant upon the Demised Premises be removed at the expiration of the Lease Term, the same shall be removed by Tenant, at Tenant's sole cost and expense. Notwithstanding the foregoing, Tenant shall have the right to remove upon expiration of the Lease Term case work, furniture, personal property, telephone and telecommunications systems and equipment, computer systems and equipment, fire suppression equipment, laboratory equipment, moveable trade fixtures and all other items of Tenant's equipment, whether or not affixed to the Building. To the extent that, upon expiration of the Lease Term, Tenant does not remove Alterations which it is obligated to remove, Landlord shall have the right to cause same to be removed at Tenant's sole cost and expense. Tenant agrees to reimburse Landlord for the cost of such removal.

     (d) FIXTURES AND PERSONAL PROPERTY REMAINING. If Tenant does not remove Tenant's furniture, equipment, machinery, trade fixtures, floor coverings and all other items of personal property of every kind and description from the Demised Premises prior to the Expiration Date, then Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

     (e) INITIAL IMPROVEMENTS . Notwithstanding anything herein to the contrary, Tenant shall have no obligation to remove the following improvements and/or Alterations that are being performed to the Building as part of Tenant's
Work: (i) the elevator that is being installed by Tenant in the Building; (ii) extra electrical capacity that is being added to the Building; (iii) the two (2) chillers (and two (2) air handler units) that are being installed on the roof, provided each such chiller is independently capable of providing heating, ventilating and air conditioning for the entire fourth (4th) floor of the Building, for use as general office purposes; (iv) back-up generator; and (v) fiber optic cable.

17.  ACCESS.

     (a) ACCESS TO BUILDING. Tenant shall have access to the Building twenty-four (24) hours per day, seven (7) days per week, by means of a key or an electronic controlled access system, which system shall be installed by Tenant.

     (b) LANDLORD'S ACCESS TO DEMISED PREMISES. Upon reasonable prior notice, Landlord, its agents, employees and contractors shall have the right to enter the Demised Premises at all reasonable times (a) to make inspections or to make repairs to the Demised Premises or other premises as Landlord may deem necessary; (b) to exhibit the Demised Premises to prospective tenants during the last twelve (12) months of the Lease Term; and (c) for any purpose whatsoever relating to the safety, protection or preservation of the Building. To the extent that any such entry is made in a situation that is not an emergency, at Tenant's option, Tenant shall have the right to provide a representative of Tenant to accompany Landlord in connection with any such entry. Landlord shall use reasonable efforts to minimize interference to Tenant's business when making repairs. In the event of an emergency, Landlord or its designees shall be permitted to enter the Demised Premises unaccompanied and without notice; provided that Landlord shall have, prior to such entry, used reasonably diligent efforts under the circumstances to have a Tenant representative accompany Landlord or its designee, Landlord hereby acknowledging that Tenant's use of the Demised Premises includes the use of the Demised Premises for laboratory purposes. Landlord shall at all times retain a key with which to unlock all of the doors in the Demised Premises. If an emergency necessitates immediate access to the Demised Premises, Landlord may use whatever force is necessary to enter the Demised Premises and any such entry to the Demised Premises shall not constitute a forcible or unlawful entry to the Demised Premises, an unlawful detainer of the Demised Premises, or an eviction of Tenant from the Demised Premises, or any portion thereof. Any access by Landlord or its agents and invitees hereunder (excluding access in the event of an emergency) shall be subject to compliance with such reasonable confidentiality and security procedures as are reasonably imposed on Tenant's business operations and Tenant's standard operating procedures. Landlord reserves the right, after consultation with Tenant, to stop service of a Building system when necessary by reason of accident or emergency.

     (c) RESTRICTED ACCESS. No additional locks, other devices or systems, including without limitation alarm systems, which would restrict access to the Building shall be placed upon any doors without the prior written consent of Landlord.

     (d) ACCESS SYSTEM CREDIT. Landlord shall provide Tenant with an allowance of Thirteen Thousand and 00/100 Dollars ($13,000.00) (the "Access System Allowance") toward the cost of installing an access system for the Building. Despite the foregoing, subject to the terms of the sentence which immediately follows this sentence, in the event the cost of the access system that is installed by Tenant exceeds the amount of the Access System Allowance, then Tenant shall bear the entire amount of such excess cost. Landlord, at its cost, shall install walls and entry doors between the basement service corridor and the elevator lobby.

18.  LIABILITY.

     (a) PERSONAL PROPERTY. All personal property of Tenant in the Demised Premises or in the Building shall be at the sole risk of Tenant. Landlord and its agents shall not be liable for any damage thereto, unless such damage is directly attributable to the willful or negligent acts of Landlord, its agents or employees. Landlord and its agents shall not be liable for any accident or damage to property of Tenant resulting from the use or operation of elevators or of the heating, cooling, electrical or plumbing apparatus, unless caused by and due to the willful or negligent acts of Landlord, its agents or employees. Landlord shall not, in any event, be liable for damages to property resulting from water, steam or other causes. Tenant hereby expressly releases Landlord and its agents from any liability incurred or claimed by reason of damage to Tenant's property.

     (b) TENANT'S LIABILITY. Any and all injury, breakage or damage of any type whatsoever to the Demised Premises or to other portions of the Building, arising from any act or omission of Tenant or its agents, employees, licensees, invitees or contractors, shall be repaired by Landlord at the sole expense of Tenant. Tenant shall reimburse Landlord for the costs such repairs within five
(5) business days of receipt of written notice from Landlord of such costs.
This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord may have in said circumstances. Tenant shall reimburse Landlord for all expenses, damages or fines, incurred or suffered by Landlord by reason of any breach, violation or nonperformance by Tenant, or its agents, servants, or employees, of any covenant or provision of this Lease or the Rules and Regulations promulgated by Landlord hereunder from time to time, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants, employees, invitees or licensees.

     (c) CRIMINAL ACTS OF THIRD PARTIES. Landlord shall not be liable in any manner to Tenant, its agents, employees, licensees or invitees for any injury or damage to Tenant, Tenant's agents, employees, licensees or invitees or their property caused by the criminal or intentional misconduct of third parties. All claims against Landlord for any such damage or injury are hereby expressly waived by Tenant, and Tenant hereby agrees to hold harmless and indemnify Landlord from all such damages and the expense of defending all claims made by Tenant's agents, contractors, employees, licensees or invitees arising out of such acts.

     (d) TENANT'S INDEMNITY. Tenant shall indemnify Landlord, Landlord's Rental Agent, and their respective agents and employees and save them harmless from and against any and all claims, actions, damages, liabilities and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Demised Premises, or the occupancy or use by Tenant of the Demised Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant, its agents, contractors, employees, invitees or licensees. In the event that Landlord, Landlord's Rental Agent, or their respective agents or employees shall, without fault on its or their part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold the same harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid in connection with such litigation.

     (e) LANDLORD'S INDEMNITY. Landlord hereby agrees to indemnify and hold Tenant harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys' fees) incurred by or claimed against Tenant as a result of, or arising from, the negligence or willful misconduct of Landlord, its employees and agents, and not resulting from the negligence or willful misconduct of Tenant and its agents, officers, directors and employees; provided however that, in no event shall Landlord be liable for any punitive or consequential damages suffered by Tenant as a result of any act or omission by Landlord.

     (f) SURVIVAL. The provisions of Section 18 shall survive the expiration or sooner termination of this Lease.

19.  INSURANCE.

     (a)  [Intentionally deleted]

     (b) COVERAGES. Tenant shall have issued, pay the premiums therefor, and maintain in full force and effect during the Lease Term:

          (i) COMMERCIAL GENERAL LIABILITY. A commercial general liability insurance policy or policies protecting the Landlord and Tenant in the amount of
(x) Five Million and No/100 Dollars ($5,000,000.00) combined, single limit coverage for bodily injury or property damage, which amount may be increased from time to time by the Landlord in its reasonable determination, and (y) Five Hundred Thousand and 00/100 Dollars ($500,000.00) fire legal liability coverage, which amount may be increased from time to time by Landlord in its reasonable discretion;

          (ii) BROAD FORM PROPERTY. Broad form property insurance, including theft, vandalism and malicious mischief, written at replacement cost value and with replacement cost endorsement, covering all leasehold improvements installed in the Demised Premises by Tenant or at Tenant's request and all of Tenant's personal property in the Demised Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease);

          (iii) WORKERS' COMPENSATION. If and to the extent required by law, workers' compensation and employer's liability or similar insurance in form and amounts required by law; and

          (iv) ADDITIONAL INSURANCE. Such additional insurance as any mortgagee of the Building may require.

     (c) POLICY REQUIREMENTS. All insurance required of Tenant under this Lease shall be issued by insurance companies authorized to do business in the jurisdiction where the Building is located. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of at least "Class XII" as rated in most recent edition of "Best's Key Rating Guide" for insurance companies. The insurance required of Tenant under Section 19(a)(i) hereof shall insure performance by Tenant of the indemnity provisions of Section 18 hereof and shall contain an assumed contractual liability endorsement that refers expressly to this Lease. All insurance required of Tenant under this Lease shall: (i) be written as primary policy coverage and non-contributing with respect to any coverage which Landlord may carry (it being understood and agreed that any insurance that Landlord may carry shall be excess insurance); (ii) name Landlord, Landlord's Rental Agent and any mortgagee of the Building as additional insureds, as their respective interests may appear (except with respect to workers' compensation insurance), and (iii) contain an endorsement for cross liability and severability of interests. Each policy shall contain an endorsement requiring thirty (30) days' written notice from the insurance company to Landlord before cancellation or any change in the coverage, scope or amount of any policy. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the Lease Term, and renewal certificates or copies of renewal policies shall be delivered to Landlord at least thirty (30) days prior to the expiration date of any policy.

     (d) NO LIMITATION OF LIABILITY. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

     (e) NOTICE OF FIRE AND ACCIDENT. Tenant shall give Landlord immediate notice in case of fire, theft, or accidents in the Demised Premises, and in case of fire, theft or accidents in the Building if involving Tenant, its agents, employees or invitees.

     (f) WAIVER OF SUBROGATION. Landlord and Tenant mutually covenant and agree that each party, in connection with any all-risk property insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with any all-risk property insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord (and any mortgagee requested by Landlord) or Tenant as the same may be applicable, which right to the extent not prohibited or violative of any such policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property for which either party is required by this Lease to carry insurance.

     (g) LANDLORD'S INSURANCE. Landlord shall maintain in full force and effect throughout the Lease Term (a) a commercial general liability insurance policy in the amount of Five Million and No/100 Dollars ($5,000,000.00) combined single limit for bodily injury or property damage, and (b) property insurance with respect to the Building in an amount equal to the full replacement value of the Building. All insurance required of Landlord under this Lease shall be issued by insurance companies authorized to do business in Maryland. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of at least "Class XII" as rated in the most recent edition of "Best Key Rating Guide" for insurance companies. Upon Tenant's written request, Landlord shall provide Tenant with a certificate of insurance evidencing that Landlord is maintaining such insurance. Upon Tenant's written request, Landlord and Tenant shall discuss in good faith whether it makes sense for economic reasons for Tenant to provide the insurance that is required under this Section 19(g).

20.  DAMAGE BY CASUALTY.

     (a) DAMAGE TO DEMISED PREMISES. If the Demised Premises shall be damaged by fire or other casualty, then, except as otherwise provided in subparagraphs
(b), (c), (d) and (e) hereof, Landlord, at Landlord's expense, shall promptly restore the Demised Premises, and Tenant, at Tenant's sole expense, shall promptly restore all leasehold improvements installed in the Demised Premises or in, on, or about the Building by Tenant or at Tenant's request (including, without limitation, any improvements, Alterations or modifications to the Demised Premises and/or Building that are made by, or on behalf of, Tenant after the date of this Lease) and its own furniture, furnishings, trade fixtures and equipment. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord, or on account of labor problems, or any other cause beyond Landlord's reasonable control, or for any inconvenience, interruption or injury to the business of Tenant resulting from such damage, or in any delay in repairing such damage. If the damage or destruction is such as to make the Demised Premises or any substantial part thereof untenantable, and provided that such damage or destruction is not due in whole or part to the act or omission of Tenant or Tenant's agents, employees or invitees, the Base Annual Rent and operating expenses shall abate proportionately (based on proportion of the number of square feet rendered untenantable to the total number of square feet of the Demised Premises), from the date of the damage or destruction until the date the Demised Premises has been restored by Landlord.

     (b) SUBSTANTIAL DAMAGE. If the Demised Premises are substantially damaged or are rendered substantially untenantable by fire or other casualty, or if Landlord's architect certifies that the Demised Premises cannot be repaired within one hundred eighty (180) working days of normal working hours, said period commencing with the start of the repair work, or if more than fifty percent (50%) of the gross leasable area of the Building is rendered untenantable, then Landlord may, within ninety (90) days after such fire or other casualty, terminate this Lease by giving Tenant a notice in writing of such decision, and thereupon the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions hereinbefore provided, Tenant's liability for Base Annual Rent and Additional Rent, to the extent not abated under Section 20(a) of this Lease, shall cease as of the date of such termination.

     (c) TENANT'S RIGHT OF TERMINATION. In the event (i) the Demised Premises is damaged by fire or other casualty, (ii) such damage was not caused by Tenant or any of its subtenants, assignees, contractors, agents or employees, and (iii) such damage is not capable of being repaired within three hundred sixty-five
(365) days of the date of the damage, or is not repaired within three hundred sixty-five (365) days after the date of the damage, then Tenant shall have the right, exercisable upon written notice to Landlord within ten (10) days after the date that Tenant is notified by Landlord that the Demised Premises is not capable of being repaired within such three hundred sixty-five (365) day period, or within ten (10) days after the expiration of such three hundred sixty-five
(365) day period, as applicable, to terminate this Lease. In the event that Tenant timely delivers such notice of termination to Landlord, then, unless Landlord, within thirty (30) days after its receipt of such termination notice, delivers the Demised Premises (excluding those improvements that Tenant is responsible to restore pursuant to Section 20(a) above) to Tenant in substantially the same condition that existed immediately prior to such damage, then this Lease shall terminate and the parties shall be relieved of all further liability hereunder. In the event Tenant fails to timely exercise such termination right, Tenant shall be deemed to have irrevocably waived its right to terminate this Lease on account of such damage.

     (d) INSURANCE PROCEEDS. The proceeds payable under all casualty insurance policies maintained by Landlord on the Demised Premises shall belong to and be the property of Landlord, and Tenant shall not have any interest in such proceeds. Tenant agrees to look to Tenant's casualty insurance policies for the restoration and replacement of all of the improvements installed in the Demised Premises by Tenant or at Tenant's request and Tenant's fixtures, equipment and furnishings in the Demised Premises, and in the event of termination of this Lease, for any reason, following any such damage or destruction, Tenant shall promptly assign to Landlord or otherwise pay to Landlord, upon Landlord's request, the proceeds of said insurance and such other additional funds so that the total amount assigned and/or paid by Tenant to Landlord shall be sufficient to restore (whether or not any such restoration is actually to occur) all improvements, fixtures, equipment and furnishings (excepting only Tenant's trade fixtures, equipment, and furnishings) existing therein immediately prior to such damage or destruction. Notwithstanding anything to the contrary in this Section 20 or in any other provision of this Lease, any obligation (under this Lease or otherwise) of Landlord to restore all or any portion of the Demised Premises shall be subject to Landlord's receipt of approval of the same by the mortgagee(s) of Landlord (and any other approvals required by applicable laws), as well as receipt from any such mortgagee(s) of such fire and other hazard insurance policy proceeds as may have been assigned to any such mortgagee; it being agreed that if Landlord has not received such approval(s) and proceeds within one hundred and eighty (180) days after any such casualty, then Landlord shall have the option to terminate this Lease, at any time thereafter, upon notice to Tenant.

     (e) Notwithstanding anything set forth in this Section 20 to the contrary, in the event that, during the final twelve (12) months of the Lease Term, the Demised Premises is damaged and thirty-five (35%) or more of the Demised Premises is thereby rendered untenantable or not reasonably usable, either party may, by notice to the other within thirty (30) days after the occurrence of such damage, elect to terminate this Lease. If either party elects to terminate this Lease, this Lease shall terminate on the thirtieth (30th) day after the date the termination notice is so delivered to the non-terminating party.

21.  CONDEMNATION.

     (a) Landlord shall give Tenant notice of the commencement of any condemnation or eminent domain proceeding affecting the Demised Premises promptly following Landlord's receipt of written notice thereof. In the event the whole of the Demised Premises, or thirty-five percent (35%) or more of the Demised Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold under threat of such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

     (b) In the event of a partial taking of the Building for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or in the event the Building is sold to prevent such taking, then without regard as to whether any portion of the Demised Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in the reasonable discretion of Landlord, of a material nature such as to make it uneconomical to continue this Lease in effect.

     (c) In the event this Lease terminates in connection with a taking, rent shall be apportioned as of the date that possession is required to be surrendered to the governmental authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation arising out of or related to such taking or sale in lieu thereof. In the event of any taking or sale in lieu thereof, Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant and Tenant hereby assigns to Landlord all of Tenant's rights, title and interest in and to any such award. If this Lease is not terminated, the Base Annual Rent and Additional Rent payable by Tenant pursuant to Section 4 shall be adjusted (based on the ratio that the number of square feet of rentable area taken from the Demised Premises bears to the number of rentable square feet in the Demised Premises immediately prior to such taking) as of the date possession is required to be surrendered to said authority. Nothing contained in this Section shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant, as long as such award is made in addition to and separately stated from any award made to Landlord for the Demised Premises and the Building. Landlord shall have no obligation to contest any taking.

     (d) If, upon any taking of the nature described in this Section 21, this Lease continues in effect, the Landlord shall promptly proceed to restore the Demised Premises, the Building and the Project to substantially their same condition prior to such partial taking. To the extent such restoration is feasible (as determined by Landlord in its sole discretion), the Rent shall be abated proportionately based upon the extent to which Tenant's use of the Demised Premises has decreased on the basis of the percentage of the rental value of the Demised Premises after such taking and the rental value of the Demised Premises prior to such taking and taking into account the different rental values for the laboratory, warehouse and office portions of the Demised Premises.

22.  DEFAULTS AND REMEDIES.

     (a) DEFAULT. Each of the following shall be deemed a default by Tenant and a breach of this Lease:

          (i) A failure by Tenant to pay when due Base Annual Rent or Additional Rent herein reserved, which failure continues for a period of ten
(10) days after written notice;

          (ii) An assignment of this Lease or subletting of the Demised Premises in violation of Section 9; and

          (iii) A failure by Tenant in the observance or performance of any other term, covenant, agreement or condition of this Lease on the part of Tenant to be observed or performed, including the Rules and Regulations, after thirty
(30) days written notice from Landlord identifying the specific failure or violation, provided, however, that in the event the violation identified is incapable of being cured within such thirty (30) day period for reasons which are beyond the reasonable control of Tenant, then such thirty (30) day cure period shall be extended for an additional reasonable amount of time necessary for Tenant to effect such cure, as long as Tenant proceeds diligently to effect such cure upon its receipt of Landlord's written notice;

          (iv)   A failure by Tenant in the performance of any obligation under
Section 19 hereof;

          (v)    An Event of Bankruptcy as defined in Section 23;

          (vi) Tenant's causing or permitting the Demised Premises to be vacant or an abandonment of the Demised Premises;

     Notwithstanding anything to the contrary in Section 22(a)(i) of this Lease,
(x) Landlord shall not be required to give Tenant more than two (2) such notices during any twelve (12) month period, and (y) upon the occurrence of the third
(3rd) failure by Tenant during any such twelve (12) month period to pay Base Annual Rent or Additional Rent when due, Tenant shall automatically be deemed in default of this Lease.

     (b) REMEDIES. Upon default by Tenant of any of the terms or covenants of this Lease, Landlord shall be entitled to remedy such default as follows:

          (i) Landlord shall have the right, immediately or at any time thereafter, without further notice to Tenant, to enter the Demised Premises, without terminating this Lease or being guilty of trespass, and do any and all acts as Landlord may deem necessary, proper or convenient to cure such default, for the account and at the expense of Tenant, and Tenant agrees to pay to Landlord as Additional Rent all damage and/or expense incurred by Landlord in so doing.

          (ii) Landlord shall have the right to enter upon and take possession of the Demised Premises without terminating this Lease, with or without legal process, and remove Tenant, any occupant and any property therefrom, using such force as may be necessary, without being guilty of trespass and without relinquishing any right of Landlord against Tenant, and, if Landlord elects, relet the Demised Premises on such terms as Landlord deems commercially reasonable.

          (iii) Landlord shall have the right to terminate this Lease and Tenant's right to possession of the Demised Premises and, with or without legal process, take possession of the Demised Premises and remove Tenant, any occupant and any property therefrom, using such force as may be necessary, without being guilty of trespass and without relinquishing any right of Landlord against Tenant.

          (iv) Landlord may elect by written notice to Tenant to be indemnified for loss of rent by a lump sum payment representing the then present value of the amount of rent and additional charges which would have been paid in accordance with this Lease for the remainder of the Lease Term minus the then present value of the aggregate fair market rent and additional charges payable for the Demised Premises for the remainder of the Lease Term (if less than the rent and additional charges payable hereunder), estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to re-lease the Demised Premises. [For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculations described hereto and in Section 22(b)(v) below, the last full year's additional charges under Sections 4(c) and 4(d) is to be deemed constant for each year thereafter. The Federal Reserve discount rate (or equivalent) shall be used in calculating present values.] Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Washington, D.C. office of the American Arbitration Association ("AAA"), with a request for arbitration in accordance with the rules of the AAA by a single arbitrator who shall be an MAI appraiser with at least ten (10) years experience as an appraiser of major office buildings in Rockville, Maryland. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. If, at the end of the Lease Term, the rent which Landlord has actually received from the Demised Premises is less than the aggregate fair market rent estimated as aforesaid, Tenant shall thereupon pay Landlord the amount of such difference.

          (v) Landlord may elect to recover, and Tenant shall thereupon pay, as liquidated damages under this Section 22(b), an amount equal to the sum of:
(i) [the lesser of: (A) the aggregate of the Base Annual Rent under Section 4(a) and additional charges under Sections 4(c) and 4(d) for the balance of the Lease Term had it not been terminated, and (B) the aggregate Base Annual Rent and additional charges under Sections 4(c) and 4(d) that would have been payable under this Lease during the twelve (12) month period that immediately follows the termination date]; (ii) the amount of Base Annual Rent and additional charges of any kind accrued and unpaid at the time of termination; and (iii) the amount of any recovery by Landlord under the foregoing provisions of this
Section 22(b) to the time of payment of such liquidated damages [but reduced by any amounts of reimbursement under the first sentence of Section 22(b)(vi)]. Notwithstanding anything herein to the contrary, liquidated damages hereunder shall not be in lieu of any claims for reimbursement under clauses (A) and (B) of the first sentence of Section 22(b)(vi) of this Lease.

          (vi) Landlord shall be entitled to recover damages from Tenant in an amount equal to the Base Annual Rent and Additional Rent which is due and payable hereunder as of the date of such default, together with the amount herein covenanted to be paid as Base Annual Rent and Additional Rent during the remainder of the term, together with (A) all expenses of any proceedings (including, but not limited to, reasonable legal expenses and attorneys' fees) which may be necessary in order for Landlord to recover possession of the Demised Premises, and (B) the expenses of re-renting of the Demised Premises (including, but not limited to, any commissions paid to any real estate agent, advertising expense and the costs of such alterations, repairs, replacements and decoration or re-decoration as Landlord, in its sole judgment, considers advisable and necessary for the purpose of re-renting the Demised Premises). Landlord shall in no event be liable in any way whatsoever for failure to re-rent the Demised Premises or, in the event that the Demised Premises are re-rented, for failure to collect the rent thereof under such re-renting. No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Demised Premises, unless Landlord shall execute a written agreement of surrender with Tenant. Tenant's liability hereunder shall not be terminated by the execution of a new lease of the Demised Premises by Landlord. In the event Landlord does not exercise its option to accelerate the payment of Base Annual Rent as provided in Sections 20(b)(iv) and (v) above, then Tenant agrees to pay to Landlord, upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained; provided, however, that any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred. Separate actions may be maintained each month or at other times by Landlord against Tenant to recover the damages then due, without waiting until the end of the Lease Term to determine the aggregate amount of such damages. Tenant hereby expressly waives any and all notices (other than those notices specially outlined in this Lease) to cure or vacate or to quit the Demised Premises provided by current or future law. TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS OF REDEMPTION GRANTED BY OR UNDER ANY PRESENT OR FUTURE LAWS IN THE EVENT OF TENANT BEING EVICTED OR BEING DISPOSSESSED FOR ANY CAUSE, OR IN THE EVENT OF LANDLORD OBTAINING POSSESSION OF THE DEMISED PREMISES BY REASON OF THE DEFAULT BY TENANT OF ANY OF THE COVENANTS AND CONDITIONS OF THIS LEASE. If, under the provisions hereof, applicable summary process shall be served, and a compromise or settlement therefor shall be made, such action shall not be constituted as a waiver by Landlord of any breach of any covenant, condition or agreement herein contained.

     (c) RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT. If Tenant defaults in the making of any payment to any third party, or doing any act required to be made or done by Tenant relating to the Demised Premises, then Landlord may, but shall not be required to, make such payment or do such act. The amount of any resulting expense or cost to Landlord, including reasonable attorneys' fees, with interest thereon at the rate of eighteen percent (18%) per annum or the highest legal rate, whichever is lower, accruing from the date paid by Landlord, shall be paid by Tenant to Landlord and shall constitute Additional Rent hereunder, due and payable by Tenant upon receipt of a written statement of costs from Landlord. The making of such payment or the doing of such act by Landlord shall not operate to cure Tenant's default, nor shall it prevent Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

     (d)  INTENTIONALLY DELETED.

     (e)  INTENTIONALLY DELETED.

     (f) LANDLORD'S REMEDIES CUMULATIVE. All rights and remedies of Landlord herein enumerated shall be cumulative. In the event of any breach by Tenant of any of the covenants or provisions of this Lease, then, regardless of whether the Lease Term has commenced, this Lease has been terminated, or Landlord has recovered possession of the Demised Premises, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, and mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity.

     (g) ATTORNEY'S FEES. In the event that Landlord incurs any fees or expenses to enforce the provisions of this Lease, including, without limitation, attorneys' fees and litigation costs, then Tenant shall pay to Landlord such fees and expenses on demand as Additional Rent.

     (h)  MITIGATION OF DAMAGES.

          (i) Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

          (ii) Landlord's obligation to mitigate damages after a default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Demised Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria: (a) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Demised Premises until Landlord obtains full and complete possession of the Demised Premises including, without limitation, the final and unappealable legal right to relet the Demised Premises free of any claim of Tenant; (b) Landlord shall not be obligated to offer the Demised Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant's use are (or soon will be) available; (c) Landlord shall not be obligated to lease the Demised Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building; (d) Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would: (1) violate any restriction, covenant or requirement contained in the lease of another tenant of the Building; (2) adversely affect the reputation of the Building; or (3) be incompatible with the operation of the Building as a first class building; (e) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Demised Premises in a first class manner; (f) Landlord shall not be required to expend any amount of money to alter, remodel or otherwise make the Demised Premises suitable for use by a proposed Substitute Tenant unless: (1) Tenant pays any such sum to Landlord in advance of Landlord's execution of a substitute lease with such tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease); or (2) Landlord, in Landlord's sole discretion, determines that any such expenditure is financially justified in connection with entering into any such substitute lease.

          (iii) Upon compliance with the above criteria regarding the releasing of the Demised Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord's obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant's default, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of set off or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Section 22(h).

          (iv) Tenant's right to seek damages from Landlord as a result of a default by Landlord under the Lease shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant's property or business, or to any of Tenant's officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

     (i) WAIVER OF DISTRAINT RIGHTS. Landlord hereby waives all statutory or common law liens or rights of distraint available under applicable law.

23.  BANKRUPTCY.

     (a) The following shall be Events of Bankruptcy under this Lease: (i) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state, district, commonwealth or territory of the United States (the "Insolvency Laws"); (ii) The appointment of a receiver or custodian for any or all of Tenant's property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property; (iii) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (iv) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (A) is not dismissed within sixty (60) days of filing, or (B) results in the issuance of an order for relief against the debtor; or (v) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

     (b) Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Section 22 and pursuant to the Bankruptcy Code and the Insolvency Laws; provided, however, that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord shall not exercise its rights and remedies pursuant to Section 22 so long as (i) the Bankruptcy Code prohibits the exercise of such rights and remedies, and (ii) Tenant or its Trustee in Bankruptcy (hereinafter referred to as "Trustee") (A) cures all defaults under this Lease, (B) compensates Landlord for monetary damages incurred as a result of such defaults, including reasonable attorneys' fees, (C) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee tenant; and (D) complies with all other requirements of the Bankruptcy Code.

24.  LENDER REQUIREMENTS.

     (a) SUBORDINATION. Subject to the provisions of Section 24(d) hereof, this Lease is subject and subordinate to any mortgage, deed of trust, ground lease, master lease (each such mortgage or deed of trust shall hereinafter be referred to as the "Deed of Trust") which hereafter affects the real property of which the Demised Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. In the event that this Lease becomes subordinate to any such Deed of Trust, this Lease shall not have priority to (i) the prior right, claim and lien of such mortgages in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Demised Premises, and to the right of disposition thereof in accordance with the provisions of the said mortgages,
(ii) the prior right, claim and lien of such mortgages in, to and upon any proceeds payable under all policies of fire and rent insurance upon the Demised Premises and to the right of disposition thereof in accordance with the terms of the said mortgages, and (iii) any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the mortgages and the execution of this Lease, or any lien or judgment which may
arise any time under the terms of this Lease.   In the event that this Lease
becomes subordinate to any Deed of Trust hereafter affecting the real property of which the Demised Premises form a part, Tenant agrees to execute and deliver, within fifteen (15) days after Landlord's written request, such further instrument or instruments confirming such subordination as shall be desired by Landlord or by any ground lessor, mortgagee or proposed mortgagee. Tenant shall be liable for any loss incurred by Landlord resulting from Tenant's failure to timely execute and deliver any instrument requested by Landlord confirming such subordination, and shall reimburse Landlord for the amount of any such loss upon demand, as Additional Rent. Tenant further agrees that, at the option of the holder of any mortgage or of the trustee under any deed of trust affecting the real property of which the Demised Premises form a part, this Lease may be made superior to said mortgage or first deed of trust by the insertion therein of a declaration that this Lease is superior thereto, with such exceptions as to proceeds of insurance and takings or other matters as such holder or trustee may specify.

     (b) ATTORNMENT. Subject to the provisions of Section 24(d) hereof, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any deed of trust to secure debt given by Landlord and covering the Demised Premises, the party secured by any such deed of trust shall have the right to recognize this Lease and, in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale. If such party elects to recognize this Lease, then (x) Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the owner and landlord under this Lease, and (y) such party, as landlord: (i) shall recognize Tenant's rights to continue to occupy the Demised Premises and exercise and enjoy all of its rights hereunder, and so long as Tenant complies with the terms and provisions of this Lease; (ii) shall not be bound by payments of Base Annual Rent or Additional Rent more than one (1) month in advance of their due date; (iii) shall have no obligation for the return of any security deposit not actually received by such party; (iv) shall not be bound by any amendment or modification to the Lease to which such party has not consented in writing; (v) shall not be subject to any claim, defense or set off which could be asserted against any predecessor Landlord; and (vi) shall have no liability for any default by any predecessor Landlord, other than liability for defaults under the Lease and then only to the extent that such defaults exist on or after the date such party comes into possession of or acquires fee simple title to the Building of record.

     (c) NOTICE OF DEFAULT. Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by certified or registered mail, postage prepaid, return receipt requested, a copy of any notice of any failure by Landlord to fulfill any of its obligations under this Lease, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that the mortgagee(s) and/or trust deed holder(s) shall have such time as may be necessary to cure such failure as long as any mortgagee(s) and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such failure (including, but not limited to, time to take possession and/or commence foreclosure proceedings, if necessary, to effect such cure). Notwithstanding anything herein to the contrary, so long as any mortgagee(s) and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such failure (including, but not limited to, taking possession and/or commencing foreclosure proceedings, if necessary, to effect such cure), Tenant shall have no right to terminate this Lease as a result of any such failure by Landlord.

     (d) NON-DISTURBANCE. Landlord represents that as of the date of this Lease, the Building is not encumbered by any mortgage, deed of trust, ground lease or master lease. In the event that in the future Landlord encumbers the Building with a Deed of Trust, Tenant shall not be obligated to subordinate its interest under this Lease to such Deed of Trust unless and until, the holder of such First Trust executes and delivers, for the benefit of Tenant, a commercially reasonable non-disturbance agreement. Notwithstanding anything herein to the contrary, Tenant hereby agrees that the form of non-disturbance agreement that is attached to and made a part hereof as Exhibit J is a commercially reasonable form of non-disturbance agreement, and if such form of non-disturbance agreement is executed and delivered to Tenant by the holder of a First Trust, Tenant shall be obligated to subordinate its interest under this Lease to the lien of such First Trust.

     (e) FINANCIAL STATEMENTS. In the event that (i) Tenant ceases filing quarterly and annual financial information with the Securities and Exchange Commission, or (ii) such information is not freely available to the general public, Tenant shall, from time to time thereafter, upon not less than fifteen (15) days prior written notice by Landlord, deliver to Landlord such quarterly and annual financial statements of Tenant as Landlord may reasonably request. As used in
Section 24(e), "Tenant" shall mean The Perkin-Elmer Corporation and each successor-in-interest to The Perkin-Elmer Corporation. To the extent that any such information is included in the consolidated financial statements of The Perkin-Elmer Corporation, then Tenant shall not be obligated to provide any separate financial statements (other than the consolidated statements).

     (f) ASSIGNMENT OF RENTS. If, at any time and from time to time, Landlord assigns this Lease or the rents payable hereunder to the holder of any mortgage or deed of trust on the Demised Premises or the Building, or to any other party for the purpose of securing financing (the holder of any such mortgage and any other such financing party are referred to herein as the "Financing Party"), whether such assignment is conditional in nature or otherwise, the following provisions shall apply:

          (i) Such assignment to the Financing Party shall not be deemed an assumption by the Financing Party of any obligations of Landlord hereunder unless such Financing Party shall, by written notice to Tenant, specifically otherwise elect.

          (ii) Except as provided in (i) above, the Financing Party shall be treated as having assumed Landlord's obligations hereunder [subject to Sections 24(b) and 34 of this Lease] only upon foreclosure of its mortgage or deed of trust (or voluntary conveyance by deed in lieu thereof) and the taking of possession of the Demised Premises from and after foreclosure.

          (iii) Tenant hereby agrees to enter into such agreements or instruments as may, from time to time, be requested in confirmation of the foregoing.

25. ESTOPPEL CERTIFICATES. Tenant agrees, at any time and from time to time, upon not less than ten (10) business days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a written estoppel certificate (a) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, stating the nature of same), (b) stating the Commencement Date of the Lease Term, (c) stating the amounts of Base Annual Rent and Additional Rent and the dates to which the Base Annual Rent and Additional Rent have been paid by Tenant, (d) stating the amount of any Security Deposit,
(e) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have knowledge, (f) stating that Tenant has no right to set off and no defense against payment of the Base Annual Rent or Additional Rent, (g) stating the address to which notices to Tenant should be sent, and (h) certifying such other matters as may be requested by Landlord. Any such certificate delivered pursuant hereto may be relied upon by an owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Landlord's interest therein, or any prospective assignee of any such mortgage. Failure to deliver the aforesaid certificate within the five (5) days shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. Tenant shall be liable for any loss incurred by Landlord resulting from Tenant's failure to timely execute and deliver any estoppel certificate requested by Landlord, and shall reimburse Landlord for the amount of any such loss upon demand, as Additional Rent.

26.  TENANT HOLDOVER.

     (a) WITH LANDLORD CONSENT. If Tenant continues, with the knowledge and written consent of Landlord obtained at least thirty (30) days prior to the expiration of the Lease Term, to remain in the Demised Premises after the expiration of the Lease Term, and in that event, Tenant shall, by virtue of this agreement become a tenant by the month at Base Monthly Rent which is one hundred three percent (103%) of the Base Monthly Rent applicable to the last month of the Lease Term, and otherwise subject to the terms, covenants and conditions herein specified, commencing said monthly tenancy with the first day next after the end of the Lease Term.

     (b) WITHOUT LANDLORD CONSENT. In the event that Tenant, without the consent of Landlord, shall hold over the expiration of the term hereby created, then Tenant shall become a tenant of sufferance only, at a monthly rent which is one hundred fifty percent (150%) of the Base Monthly Rent applicable to the last month of the Lease Term, and otherwise subject to the terms, covenants and conditions herein specified. Tenant expressly agrees to hold Landlord harmless from all loss and damages, direct and consequential, which Landlord may suffer in defense of claims by other parties against Landlord arising out of the holding over by Tenant, including, without limitation, attorneys' fees which may be incurred by Landlord in defense of such claims. Acceptance of rent by Landlord subsequent to the expiration of the Lease Term shall not constitute consent to any holding over. Landlord shall have the right to apply all payment received after the expiration date of this Lease toward payment for use and occupancy of the Demised Premises subsequent to the expiration of the Lease Term and toward any other sums owed by Tenant to Landlord. Landlord, at its option, may forthwith re-enter and take possession of the Demised Premises without process, or by any legal process in force.

27.  INTENTIONALLY DELETED.

28. QUIET ENJOYMENT. Subject to the terms of this Lease, so long as Tenant shall observe and perform all the covenants and agreements binding on it hereunder Tenant shall at all times during the term herein granted, peacefully and quietly have and enjoy possession of the Demised Premises without any encumbrance or hindrance or molestation by Landlord, except as provided for elsewhere under this Lease.

29. MECHANICS LIENS. Tenant will not permit to be created or to remain undischarged any lien, encumbrance or charge (arising out of any work done or materials or supplies furnished, or claimed to have been done or furnished, by any contractor, mechanic, laborer or materialman or any mortgage, conditional sale, security agreement or chattel mortgage, or otherwise by or for Tenant) which might be or become a lien or encumbrance or charge upon the Building or any part thereof or the income therefrom. Tenant will not suffer any other matter or thing whereby the estate, rights and interests of Landlord in the Building or any part thereof might be impaired. If any lien, or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work on the Demised Premises shall be filed against the Building or any part thereof, Tenant, within ten (10) days after notice of the filing thereof, will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice of lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection therewith, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand. Nothing herein contained shall obligate Tenant to pay or discharge any lien created by Landlord.

30. TIME. Landlord and Tenant acknowledges that time is of the essence in the performance of any and all obligations, terms, and provisions of this Lease.

31. POSTPONEMENT OF PERFORMANCE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, labor troubles, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, acts of God, fire or other casualty or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of Base Annual Rent or Additional Rent or from surrendering the Demised Premises, and shall not operate to extend the term of this Lease. Delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party.

32. LANDLORD'S RESERVED RIGHTS. The Landlord reserves the rights to show the Demised Premises to prospective tenants or brokers during the last three hundred sixty (360) days of the term of this Lease; to show the Demised Premises to prospective purchasers at all reasonable times provided that prior notice is given to Tenant in each case and that Tenant's use and occupancy of the Demised Premises shall not be materially inconvenienced by any such action of Landlord; and to place and maintain a "FOR RENT" sign reasonably acceptable to Tenant on the doors or in the windows of the Demised Premises during the last three hundred sixty (360) days of the term of this Lease. Notwithstanding the foregoing, Tenant shall have the right to deny access to prospective purchasers and tenants (other than purchasers and tenants who have entered into a written letter of intent, or a contract, or a lease to purchase or lease the Demised Premises, as applicable) to sensitive and/or secure areas of the Demised Premises as designated by Tenant.

33. NO WAIVER. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No waiver by Landlord of any breach by Tenant of any of the terms, covenants, agreements, or conditions of this Lease shall be deemed to constitute a waiver of any succeeding breach thereof, or a waiver of any breach of any of the other terms, covenants, agreements, and conditions herein contained. No custom or practice which may occur or develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease, without a written notice thereof from Landlord to Tenant. No employee of Landlord or of Landlord's agents shall have any authority to accept the keys of the Demised Premises prior to termination of the Lease, and the delivery of keys to any employee of Landlord or Landlord's agents shall not operate as a termination of the Lease or a surrender of the Demised Premises. The receipt by Landlord of any payment of Base Annual Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations made a part of this Lease, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.

34. LIMITATION OF LANDLORD'S LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns of Tenant covenant and agree that in the event of any actual or alleged failure, breach or default hereunder by

Landlord: (a) the sole and exclusive remedy shall be against the interest of Landlord in the Building; (b) neither Landlord nor (if Landlord is a partnership) any partner of Landlord nor (if Landlord is a corporation) any shareholder of Landlord, nor Rental Agent specified in Section 1(a)8 hereof nor (if Rental Agent is a partnership) any partner of Rental Agent nor (if Rental Agent is a corporation) any shareholder of Rental Agent shall be personally liable with respect to any claim arising out of or related to this Lease; (c) no partner or shareholder of Landlord nor any partner or shareholder of Rental Agent shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord); (d) no service of process shall be made against any partner or shareholder of Landlord nor against any partner or shareholder of Rental Agent (except as may be necessary to secure jurisdiction of Landlord); (e) any judgment granted against any partner or shareholder of Landlord or against any partner or shareholder of Rental Agent may be vacated and set aside at any time as if such judgment had never been granted; and (f) these covenants and agreements are enforceable both by Landlord and also by any partner or shareholder of Landlord and by any partner or shareholder of Rental Agent.

35. TRANSFER OF THE BUILDING. In the event of the sale or other transfer of Landlord's right, title and interest in the Demised Premises or the Building (except in the case of a sale-leaseback financing transaction in which Landlord is the lessee), Landlord shall transfer and assign to such purchaser or transferee all amounts of pre-paid Base Annual Rent. Tenant shall have no right to terminate this Lease nor to abate Base Annual Rent nor to deduct from, nor set-off, nor counterclaim against Base Annual Rent because of any sale or transfer (including, without limitation, any sale-leaseback) by Landlord or its successors or assigns). In the event of the transfer and assignment by Landlord of its interest in this Lease, and the transferee's agreement to assume Landlord's obligations under this Lease, Landlord shall thereby be released from any further responsibility hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. The term "Landlord" as used in this Lease shall mean the owner of the Building, at the time in question. In the event of a transfer (whether voluntary or involuntary) by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Lease thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Upon any sale or other transfer as above provided (other than a sale-leaseback), or upon any assignment of Landlord's interest herein [except as provided in Section 24(f)], it shall be deemed and construed conclusively, without further agreement between the parties, that the purchaser or other transferee or assignee has assumed and agreed to perform the obligations of Landlord thereafter accruing.

36. WAIVER OF COUNTERCLAIM AND TRIAL BY JURY. LANDLORD AND TENANT WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OF OR OCCUPANCY OF THE DEMISED PREMISES, AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY. TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS (EXCEPT THOSE MANDATORY COUNTERCLAIMS THAT WOULD BE WAIVED IF NOT RAISED) FOR SET-OFF, RECOUPMENT OR DEDUCTION OF BASE ANNUAL RENT OR ADDITIONAL RENT IN A SUMMARY PROCEEDING FOR NONPAYMENT OF BASE ANNUAL RENT OR ADDITIONAL RENT OR OTHER ACTION OR SUMMARY PROCEEDING BASED ON TERMINATION, HOLDOVER OR OTHER DEFAULT IN WHICH LANDLORD SEEKS REPOSSESSION OF THE DEMISED PREMISES FROM TENANT.

37.  NOTICES.

     (a) ADDRESSES FOR NOTICES. All notices required or desired to be given hereunder by either party to the other shall be in writing and be given in person, by reputable overnight carrier which provides receipt of delivery, or by certified or registered mail and addressed as specified in Section 1(a). Either party may, by like written notice, designate a new address to which such notices shall be directed.

     (b) EFFECTIVE DATE OF NOTICE. Notice shall be deemed to be effective when delivered in person or by Federal Express, or when delivery is refused, or three
(3) days after mailing, unless otherwise stipulated herein.

38. BROKERS. Landlord and Tenant each represents and warrants to the other that it has not employed any brokers in connection with this Lease transaction, except the brokers named in Section 1(a)(21). Said brokers shall be paid a brokerage commission pursuant to a separate agreement between Landlord and said brokers, and Landlord and Tenant each shall indemnify and hold harmless the other from and against any claims for brokerage or other commission arising by reason of a breach by the indemnifying party of the aforesaid representation and warranty.

39. CONSTRUCTION ALLOWANCE OFFSET. In the event that Landlord fails to disburse any applicable portion of the "Improvements Allowance" (as defined in Exhibit C) to Tenant within thirty (30) days after the date that such amount is payable to Tenant under Exhibit C, then, provided Landlord has not delivered a written notice to Tenant within such thirty (30) day period which, in good faith, disputes that the applicable portion for the Improvements Allowance is payable, then, Tenant shall have the right, upon five (5) days notice to Landlord, to deduct such unpaid portion of the Improvements Allowance from the next installment(s) of Base Monthly Rent then coming due hereunder.


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

40.  MISCELLANEOUS PROVISIONS.

     (a) GOVERNING LAW. The laws of the jurisdiction in which the Building is located shall govern the validity, performance and enforcement of this Lease.

     (b) SUCCESSORS. All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the Demised Premises.

     (c) NO PARTNERSHIP. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

     (d) NO REPRESENTATIONS BY LANDLORD. Neither Landlord nor any employee or agent of Landlord has made any representations or promises with respect to the Demised Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth.

     (e) EXHIBITS. It is agreed and understood that any Exhibits referred to herein, and attached hereto, form an integral part of this Lease and are hereby incorporated by reference.

     (f) PRONOUNS. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the content may require such substitution or substitutions. Landlord and Tenant herein for convenience have been referred to in neuter form.

     (g) CAPTIONS. All section and paragraph captions herein are for the convenience of the parties only, and neither limit nor amplify the provisions of this Lease.

     (h) LANDLORD'S APPROVAL. Whenever Landlord's consent or approval is required under the terms of this Lease, Landlord may grant or deny such consent or approval in its sole discretion unless otherwise specified herein.

     (i) INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease or applications thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     (j) COUNTERPARTS. This Lease may be executed in several counterparts, but all counterparts shall constitute one and the same legal document.

     (k) ENTIRE AGREEMENT; MODIFICATION. This Lease and all Exhibits hereto contain all the agreements and conditions made between the parties and may not be modified orally or in any other manner than by an agreement in writing, signed by the parties hereto.

     (l) AUTHORITY. Landlord and Tenant hereby covenant each for itself, that it has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the jurisdiction in which the Demised Premises is located, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. If Tenant signs as a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly formed and validly existing partnership, that the partnership has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the partnership were authorized to do so.

     (m) EXAMINATION OF LEASE. Submission of this Lease for examination or signature by Tenant shall not constitute reservation of or option for Lease, and the same shall not be effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

     (n) RECOVERY OF ATTORNEYS' FEES. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party the fees of its attorneys in such action or proceeding in such amount as the court may judge to be reasonable for such attorney's fees.

     (o) COVENANTS. The parties hereto agree that all the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate provision hereof.

     (p) INTERPRETATION. Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

     (q) CONFIDENTIALITY. As used herein, "Confidential Information" shall mean any information or documentation furnished to Landlord by Tenant pursuant to the terms of this Lease and which is reasonably designated by Tenant as being confidential, or any confidential information or confidential documentation that Landlord otherwise obtains in connection with its rights to access the Demised Premises under this Lease. Landlord shall not disclose any Confidential Information to any third party other than (i) in connection with any legal dispute between Landlord and Tenant (i.e., as part of a court pleading, or as part of an examination of a witness or as part of any oral argument), and (ii) as required by law. To the extent such action does not involve a legal dispute between Landlord and Tenant, in the event that Landlord is required in any proceeding to disclose any Confidential Information, Landlord shall give Tenant immediate oral notice of such request so that Tenant may challenge such disclosure requirement or seek a protective order. To the extent such action does not involve a legal dispute between Landlord and Tenant, Landlord shall cooperate with Tenant in seeking the same. Landlord agrees that money damages would not be a sufficient remedy for any breach of this confidentiality provision, and that in addition to all other remedies, Tenant shall be entitled to seek injunctive relief as a remedy for any such breach. The terms of this
Section 40(q) shall survive the expiration or earlier termination of this Lease.

41.  RIGHT OF FIRST PURCHASE OFFER.

     (a) In the event that (i) Landlord, in the exercise of its sole and absolute discretion, elects to sell the Building, (ii) this Lease shall be in full force and effect, (iii) Tenant shall not then be in default under this Lease, and (iv) Tenant shall be then occupying at least fifty percent (50%) of the Demised Premises, then, prior to offering to sell the Building to any party, Landlord shall deliver to Tenant a written contract which contains the terms and conditions upon which Landlord is willing to sell the Building. In the event that Tenant desires to purchase the Building (including, for purposes of this Section 41, the underlying land and adjacent land upon which parking spaces can be located so that the parking for the Building complies with applicable law), Landlord and Tenant shall thereafter, negotiate in good faith for a period of thirty (30) days after the date of delivery of such contract, the terms and conditions upon which the parties would be willing to enter into an agreement for the purchase and sale of the Building. In the event that Landlord and Tenant agree on the terms and conditions of an agreement of purchase and sale of the Building during such thirty (30) day period, the parties shall, in good faith, during the same thirty (30) day period, attempt to execute and deliver a contract containing such agreed upon terms and conditions (such fully executed contract shall hereinafter be referred to as the "Executed Contract"). Such Executed Contract shall provide for the payment by Tenant to Landlord of five percent (5%) of the purchase price that is set forth in the Executed Contract, which payment shall be (i) non-refundable, and (ii) in immediately available federal funds. Notwithstanding anything herein to the contrary, in the event that Landlord and Tenant do not execute and deliver the Executed Contract within the applicable thirty (30) day period, and Landlord thereafter sells the Building within twelve (12) months thereafter, then, subject to the provisions of Section 41(c) and Section 41(g) below, (i) the provisions of this Section 41 shall be null and void and of no further force or effect, and (ii) Landlord shall have no further obligation to offer to sell the Building or any portion thereof to Tenant. In the event that Landlord does not sell the Building within such twelve (12) month period, then, subject to the provisions of Section 41(g) below, the provisions of this Section 41 shall again be in full force and effect.

     (b) In the event that Landlord and Tenant execute and deliver the Executed Contract prior to the expiration of the thirty (30) day period, then, Landlord shall sell the Building to Tenant, and Tenant shall purchase the Building from Landlord, in accordance with the terms of the Executed Contract.

     (c) In the event that (i) Landlord and Tenant do not execute and deliver the Executed Contract within the applicable thirty (30) day period and (ii) at the expiration of such period, Landlord markets the Building for a stated price or a price range, then prior to marketing the Building for such stated price or at such price range, Landlord shall advise Tenant, in writing (the "Market Price Offer"), of the stated price or price range at which Landlord intends to initially market the Building. Upon Tenant's receipt of the Market Price Offer, Landlord and Tenant shall negotiate in good faith for a period of five (5) days the terms and conditions upon which Landlord would be willing to sell the Building to Tenant, and Tenant would be willing to purchase the Building from Landlord. In the event that Tenant and Landlord agree in writing on the terms and conditions on which Landlord would sell the Building to Tenant and Tenant would purchase the Building from Landlord within five (5) days after the date that Landlord delivers the Market Price Offer to Tenant, then the provisions of
Section 41(d) below shall be applicable. Notwithstanding anything herein to the contrary, in the event that Landlord and Tenant do not agree, in writing, on the terms and conditions upon which Landlord would sell the Building to Tenant, and Tenant would purchase the Building from Landlord, prior to the expiration of the applicable five (5) day period, then (i) the provisions of Section 41 of this Lease shall be null and void and of no further force and effect, and (ii) Landlord shall have the right to sell the Building to any party or parties, including Tenant. Notwithstanding the foregoing, in the event that

Landlord does not sell the Building within twelve (12) months after the expiration of such five (5) day period, then, subject to the provisions of
Section 41(g) below, this Section 41 shall again be of full force and effect.

     (d)  In the event that Landlord and Tenant agree, in writing, within five
(5) days after the date that Landlord delivers the Market Price Offer to Tenant, on the terms and conditions upon which Landlord would sell the Building to Tenant, and Tenant would purchase the Building from Landlord, then prior to the expiration of such five (5) day period, Landlord and Tenant shall enter into a written contract, which contract shall contain the terms and conditions (the "Sales Terms") which the parties have previously agreed to in writing during the five (5) day period. If Landlord and Tenant shall execute and deliver the contract within the applicable five (5) day period, and Tenant shall simultaneously therewith, pay to Landlord, in immediately available federal funds, a non-refundable payment equal to five percent (5%) of the purchase price (the "Downpayment"), then Landlord shall sell to Tenant, and Tenant shall purchase from Landlord, the Building in accordance with the terms of such contract. In the event that Tenant fails to either execute the contract within the applicable five (5) day period, or fails to deliver to Landlord the Downpayment within the applicable five (5) day period, then (i) the provisions of Section 41 shall be null and void and of no further force or effect, and (ii) Landlord shall have the right to sell the Building to any party or parties, including Tenant. Notwithstanding the foregoing, in the event that Landlord does not sell the Building within twelve (12) months after the expiration of such five (5) day period, then, subject to the provisions of Section 41(g) below, this Section 41 shall again be of full force and effect.

     (e) Notwithstanding anything herein to the contrary, if upon expiration of the applicable thirty (30) day period, the Landlord markets the Building, but such initial marketing does not contain a stated price or price range, but instead requests that interested parties submit a bid or offer that contains the purchase price that such party is willing to pay to purchase the Building, then, subject to the provisions of Section 41(g) below, Landlord shall solicit a bid from Tenant and the provisions of Sections 41(c) and (d) shall not be applicable to any sale that takes place within twelve (12) months following the expiration of such thirty (30) day period, and Landlord shall have the right to sell the Building to any party or parties, including Tenant.

     (f) Notwithstanding anything herein to the contrary, the provisions of this Section 41 shall be subject and subordinate to the lien of any mortgage or deed of trust which may in the future encumber the Building.

     (g) Notwithstanding anything herein to the contrary, in the event that prior to the date that occurs twelve (12) months after the date that Tenant's right of first negotiation lapses under this Section 41 Landlord enters into a contract to sell the Building to another party, and such sale is consummated within one hundred eighty (180) days thereafter, the provisions of this Section 41 shall be of no further force or effect.

42.  RIGHT OF FIRST LEASE OFFER.

     (a) As of the date of this Lease, (i) there exists a parcel of real property which is located adjacent to the land underlying the Building, which real property is more particularly depicted on the drawing which is attached to and made a part of this Lease as Exhibit "H" (such real property shall hereinafter be referred to as the "Other Property"), and (ii) Landlord does not own the Other Property. In the event that Landlord or any affiliate of Landlord (each of whom shall be referred to as the "Landlord" for purposes of this Section 42), acquires the Other Property, then the provisions of this Section 42 shall be applicable to such Other Property.

     (b) In the event that (i) Landlord, in the exercise of its sole and absolute discretion, elects to lease at least fifty thousand (50,000) square feet or more of rentable area (such rentable area shall hereinafter be referred to as the "Available Space") that will be located in one (1) or more buildings to be situated on the Other Property, (ii) this Lease shall be in full force and effect, (iii) Tenant shall not then be in default under this Lease, (iv) Tenant shall be then occupying at least fifty percent (50%) of the Demised Premises, and (v) Landlord and a potential occupant of the Available Space shall have exchanged written offers or proposals with respect to the Available Space (I.E., one party has delivered a written offer or proposal to the other party and the other party has responded in writing to such offer or proposal), and the responding offer or proposal (such responding offer or proposal shall hereinafter be referred to as the "Responding Offer") sets forth a base rent that is within twenty (20%) of the base rent that is set forth in the initial offer or proposal, then, prior to leasing the Available Space to any party, Landlord shall deliver to Tenant a written notice (the "Leasing Offer"), which contains the terms and conditions upon which Landlord is willing to lease the Available Space to Tenant. In the event that Tenant desires to lease the Available Space, then Landlord and Tenant shall, in good faith, for a period of ten (10) days after the delivery of the Leasing Offer, negotiate the terms and conditions upon which the parties would be willing to enter into a lease with respect to the Available Space. In the event that Landlord and Tenant are unable to agree on such terms within such ten (10) day period, then, provided that Landlord actually enters into a lease with respect to the Available Space (or any part thereof) within twelve (12) months after the date of the Leasing Offer, the provisions of this Section 42 shall be null and void and of no further force or effect, and Landlord shall have no further obligation to offer to lease to Tenant the Available Space. By way of illustration, in the event that (i) the Responding Offer were to describe the Available Space as being two hundred thousand (200,000) square feet of rentable area, and (ii) Tenant desired to lease the Available Space, then Tenant would be obligated to lease the entire two hundred thousand (200,000) square feet of rentable area (in whole and not in part) on terms and conditions that are mutually acceptable to Landlord and Tenant.

     (c) In the event that during the applicable ten (10) day period Landlord and Tenant agree upon the terms and conditions of a lease with respect to the Available Space, then, for ten (10) days after the expiration of such ten (10) day period, Tenant and Landlord shall, in good faith, negotiate the final terms and conditions of a lease with respect to the Available Space, which lease shall contain the terms and conditions negotiated by Landlord and Tenant pursuant to
Section 42(b). Notwithstanding anything herein to the contrary, if the parties shall fail to execute and deliver a lease which contains the terms and conditions of such lease within such ten (10) day period, then Landlord shall have the right, at Landlord's option, to offer to lease and to lease such Available Space (or any portion thereof) to others upon such terms and conditions as shall be acceptable to Landlord.

     (d) As used in this Section 42, "Landlord" shall be deemed to include Meridian Rockville Plaza, LLC ("Meridian"), any party that is affiliated with or related to Meridian, and any party that succeeds to Landlord's interest under the Lease. In the event that Meridian sells the Building, the provisions of this Section 42 shall survive with respect to Meridian and any party that is related to or affiliated with Meridian. Notwithstanding anything herein to the contrary, the provisions of this Section 42 shall be subject and subordinate to the lien of any mortgage or deed of trust which may in the future encumber the Other Property.

43.  EXPANSION IN ADJACENT BUILDING.

     (a) Provided that Tenant is not then in default and is then in occupancy of at least fifty percent (50%) of the Demised Premises at the time of an "Offer" (as hereinafter defined) and at the time of the commencement of the Lease Term as to the "Expansion Space" (as hereinafter defined), then during the Lease Term, Tenant shall have the right to receive from Landlord, prior to the leasing of said Expansion Space by Landlord to any party other than the occupant of such space pursuant to an Initial Lease [as defined in Section 43(e)], an offer to lease the Expansion Space (the "Offer"). "Expansion Space" means only that office space which is located in the building located at 15 West Gude Drive, Rockville, Maryland 20852 (the "Adjacent Building") and which has been previously leased by Landlord (or an affiliate of, or related party to, Landlord) to another tenant, as said space may become available for lease after the expiration or termination of the Initial Lease with respect thereto (including all extensions and renewal terms which are expressly contained in any such Initial Lease for such space). The Expansion Space shall be offered to and accepted (if at all) by Tenant on the terms and conditions that are set forth in the Offer, or on such other terms and conditions that Landlord and Tenant have mutually agreed upon, in writing, prior to the date which occurs twenty (20) calendar days after the date that Landlord delivers the Offer.

     (b) In the event that Tenant desires to lease the Expansion Space, then Landlord and Tenant shall, in good faith, for a period of twenty (20) days after the date that Landlord delivers the Offer to Tenant, negotiate the terms and conditions upon which the parties would be willing to enter into a lease with respect to the Expansion Space. In the event that Landlord and Tenant agree, in writing, within twenty (20) calendar days after the date that Landlord delivers the Offer to Tenant, on the terms and conditions which Landlord will lease to Tenant, and Tenant will lease from Landlord, the Expansion Space, then the provisions of Section 43(c) shall be applicable. Notwithstanding anything herein to the contrary, if Landlord and Tenant do not mutually agree, in writing, within twenty (20) calendar days after the date that Landlord delivers the Offer to Tenant, upon the terms and conditions which Landlord will lease the Expansion Space to Tenant, and Tenant will lease the Expansion Space from Landlord, then Landlord shall be free to offer to lease and to lease such Expansion Space to others, and, provided that Landlord enters into a lease agreement with respect to the Expansion Space (or any part thereof) within twelve (12) months after such twenty (20) day period, Tenant's right to lease said Expansion Space shall be void and of no force or effect until the next time that such space becomes available after having been leased by Landlord, and Landlord may lease said Expansion Space (or any part thereof) to others upon such terms and for such periods as shall be acceptable to Landlord.

     (c)  In the event that Landlord and Tenant agree, in writing, within twenty
(20) days after the date that Landlord delivers the Offer to Tenant, on the terms and conditions (the "Expansion Terms") which Landlord will lease to Tenant, and Tenant will lease from Landlord, the Expansion Space, then Landlord and Tenant shall negotiate all of the terms and conditions of a lease setting forth the Expansion Terms within twenty (20) days after Landlord and Tenant agree on the Expansion Terms. Notwithstanding anything herein to the contrary, if the parties shall fail to execute and deliver a lease which contains the Expansion Terms prior to the expiration of such twenty (20) day period, then Landlord shall have the right to lease such Expansion Space (or any part thereof) to others upon such terms and conditions as shall be acceptable to Landlord.

     (d) During the period that any Offer is outstanding, Landlord may proceed with negotiations with prospective tenants other than Tenant with respect to any or all of the Expansion Space in question, provided that Landlord may only enter into unconditional leases with respect to any such Expansion Space upon complying with all of the terms and conditions regarding Tenant's right of offer, as set forth in this Section 43. Tenant may only lease each Expansion Space hereunder in whole but not in part.

     (e) Landlord and Tenant acknowledge that, as of the date of this Lease, the Adjacent Building is vacant, and Landlord is in the process of identifying potential tenants for the Adjacent Building. Each lease of space in the Adjacent Building shall be referred to herein as an "Initial Lease." The term "Initial Lease" shall not include any later amendments or modifications to such lease, but shall include all rights, remedies and options (including extension, renewal and expansion rights and options) of the tenants under those Initial Leases. Notwithstanding anything herein to the contrary, all rights granted to Tenant pursuant to this Section 43 with respect to the Adjacent Building shall be subject and subordinate to the express terms of any expansion, renewal or option rights set forth in the Initial Leases.

     (f) The provisions of this Section 43 shall be applicable during the Lease Term and during any extension or renewal of the Lease Term that is entered into by Landlord and Tenant.

44.  RIGHT OF FIRST PURCHASE OFFER - ADJACENT BUILDING.

     (a) In the event that (i) Landlord, in the exercise of its sole and absolute discretion, elects to sell the Adjacent Building, (ii) this Lease shall be in full force and effect, (iii) Tenant shall not then be in default under this Lease, and (iv) Tenant shall be then occupying at least fifty percent (50%) of the Demised Premises, then, prior to offering to sell the Adjacent Building to any party, Landlord shall deliver to Tenant a written contract which contains the terms and conditions upon which Landlord is willing to sell the Adjacent Building. In the event that Tenant desires to purchase the Adjacent Building (including, for purposes of this Section 44, the underlying land and adjacent land upon which parking spaces can be located so that the parking for the building complies with applicable law), Landlord and Tenant shall thereafter, negotiate in good faith for a period of thirty (30) days after the date of delivery of such contract, the terms and conditions upon which the parties would be willing to enter into an agreement for the purchase and sale of the Adjacent Building. In the event that Landlord and Tenant agree on the terms and conditions of an agreement of purchase and sale of the Adjacent Building during such thirty (30) day period, the parties shall, in good faith, during the same thirty (30) day period, attempt to execute and deliver a contract containing such agreed upon terms and conditions (such fully executed contract shall hereinafter be referred to as the "Adjacent Building Executed Contract"). Such Adjacent Building Executed Contract shall provide for the payment by Tenant to Landlord of five percent (5%) of the purchase price that is set forth in the Adjacent Building Executed Contract, which payment shall be (i) non-refundable, and (ii) in immediately available federal funds. Notwithstanding anything herein to the contrary, in the event that Landlord and Tenant do not execute and deliver the Adjacent Building Executed Contract within the applicable thirty
(30) day period, and Landlord thereafter sells the Adjacent Building within twelve (12) months thereafter, then, subject to the provisions of Section 44(c) and Section 44(g) below, (i) the provisions of this Section 44 shall be null and void and of no further force or effect, and (ii) Landlord shall have no further obligation to offer to sell the Adjacent Building or any portion thereof to Tenant. In the event that Landlord does not sell the Adjacent Building within such twelve (12) month period, then, subject to the provisions of Section 44(g) below, the provisions of this Section 44 shall again be in full force and effect.

     (b) In the event that Landlord and Tenant execute and deliver the Adjacent Building Executed Contract prior to the expiration of the thirty (30) day period, then, Landlord shall sell the Adjacent Building to Tenant, and Tenant shall purchase the Adjacent Building from Landlord, in accordance with the terms of the Adjacent Building Executed Contract.

     (c) In the event that (i) Landlord and Tenant do not execute and deliver the Adjacent Building Executed Contract within the applicable thirty (30) day period and (ii) at the expiration of such period, Landlord intends to market the Adjacent Building for a stated price or a price range, then prior to marketing the Adjacent Building for such stated price or at such price range, Landlord shall advise Tenant, in writing (the "Adjacent Building Market Price Offer"), of the stated price or price range at which Landlord intends to initially market the Adjacent Building. Upon Tenant's receipt of the Adjacent Building Market Price Offer, Landlord and Tenant shall negotiate in good faith for a period of five (5) days the terms and conditions upon which Landlord would be willing to sell the Adjacent Building to Tenant, and Tenant would be willing to purchase the Adjacent Building from Landlord. In the event that Tenant and Landlord agree in writing on the terms and conditions on which Landlord would sell the Adjacent Building to Tenant and Tenant would purchase the Adjacent Building from Landlord within five (5) days after the date that Landlord delivers the Adjacent Building Market Price Offer to Tenant, then the provisions of Section 44(d) below shall be applicable. Notwithstanding anything herein to the contrary, in the event that Landlord and Tenant do not agree, in writing, on the terms and conditions upon which Landlord would sell the Adjacent Building to Tenant, and Tenant would purchase the Adjacent Building from Landlord, prior to the expiration of the applicable five (5) day period, then (i) the provisions of
Section 44 of this Lease shall be null and void and of no further force and effect, and (ii) Landlord shall have the right to sell the Adjacent Building to any party or parties, including Tenant. Notwithstanding the foregoing, in the event that Landlord does not sell the Adjacent Building within twelve (12) months after the expiration of such five (5) day period, then, subject to the provisions of Section 44(g) below, this Section 44 shall again be of full force and effect.

     (d)  In the event that Landlord and Tenant agree, in writing, within five
(5) days after the date that Landlord delivers the Adjacent Building Market Price Offer to Tenant, on the terms and conditions which Landlord would sell the Adjacent Building to Tenant, and Tenant would purchase the Adjacent Building from Landlord, then prior to the expiration of such five (5) day period, Landlord and Tenant shall enter into a written contract, which contract shall contain the terms and conditions (the "Adjacent Building Sales Terms") which the parties have previously agreed to in writing during the five (5) day period. If Landlord and Tenant shall execute and deliver the contract within the applicable five (5) day period, and Tenant shall simultaneously therewith, pay to Landlord, in immediately available federal funds, a non-refundable payment equal to five percent (5%) of the purchase price (the "Adjacent Building Downpayment"), then Landlord shall sell to Tenant, and Tenant shall purchase from Landlord, the Adjacent Building in accordance with the terms of such contract. In the event that Tenant fails to either execute the contract within the applicable five (5) day period, or fails to deliver to Landlord the Adjacent Building Downpayment within the applicable five (5) day period, then (i) the provisions of Section 44 shall be null and void and of no further force or effect, and (ii) Landlord shall have the right to sell the Adjacent Building to any party or parties, including Tenant. Notwithstanding the foregoing, in the event that Landlord does not sell the Adjacent Building within twelve (12) months after the expiration of such five (5) day period, then, subject to the provisions of Section 44(g) below, this Section 44 shall again be of full force and effect.

     (e) Notwithstanding anything herein to the contrary, if upon expiration of the thirty (30) day period following the applicable thirty (30) day period Landlord markets the Adjacent Building, but such initial marketing does not contain a stated price or price range, but instead requests that interested parties submit a bid or offer that contains the purchase price that such party is willing to pay to purchase the Adjacent Building, then, Landlord shall solicit a bid from Tenant and subject to the provisions of Section 44(g) below, the provisions of Sections 41(c) and (d) shall not be applicable to any sale that takes place within twelve (12) months following the expiration of such thirty (30) day period, and Landlord shall have the right to sell the Adjacent Building to any party or parties, including Tenant.

     (f) Notwithstanding anything herein to the contrary, the provisions of this Section 44 shall be subject and subordinate to the lien of any mortgage or deed of trust which may in the future encumber the Adjacent Building.

     (g) Notwithstanding anything herein to the contrary, in the event that prior to the date that occurs twelve (12) months after the date that Tenant's right of first negotiation lapses under this Section 44, Landlord enters into a contract to sell the Adjacent Building to another party, and such sale is consummated within one hundred eighty (180) days thereafter, the provisions of this Section 44 shall be of no further force or effect.

45.  RIGHT OF FIRST PURCHASE OFFER - OTHER PROPERTY.

     (a) In the event that (i) Landlord, in the exercise of its sole and absolute discretion, elects to sell the Other Property, (ii) this Lease shall be in full force and effect, (iii) Tenant shall not then be in default under this Lease, and (iv) Tenant shall be then occupying at least fifty percent (50%) of the Demised Premises, then, prior to offering to sell the Other Property to any party, Landlord shall deliver to Tenant a written contract which contains the terms and conditions upon which Landlord is willing to sell the Other Property. In the event that Tenant desires to purchase the Other Property (including, for purposes of this Section 45, the underlying land and adjacent land upon which parking spaces can be located so that the parking for the building complies with applicable law), Landlord and Tenant shall thereafter, negotiate in good faith for a period of thirty (30) days after the date of delivery of such contract, the terms and conditions upon which the parties would be willing to enter into an agreement for the purchase and sale of the Other Property. In the event that Landlord and Tenant agree on the terms and conditions of an agreement of purchase and sale of the Other Property during such thirty (30) day period, the parties shall, in good faith, during the same thirty (30) day period, attempt to execute and deliver a contract containing such agreed upon terms and conditions (such fully executed contract shall hereinafter be referred to as the "Other Property Executed Contract"). Such Other Property Executed Contract shall provide for the payment by Tenant to Landlord of five percent (5%) of the purchase price that is set forth in the Other Property Executed Contract, which payment shall be (i) non-refundable, and (ii) in immediately available federal funds. Notwithstanding anything herein to the contrary, in the event that Landlord and Tenant do not execute and deliver the Other Property Executed Contract within the applicable thirty (30) day period, and Landlord thereafter sells the Other Property within twelve (12) months thereafter, then, subject to the provisions of Section 45(c) and Section 45(g) below, (i) the provisions of this Section 45 shall be null and void and of no further force or effect, and
(ii) Landlord shall have no further obligation to offer to sell the Other Property or any portion thereof to Tenant. In the event that Landlord does not sell the Other Property within such twelve (12) month period, then subject to the provisions of Section 45(g) below, the provisions of this Section 45 shall again be in full force and effect.

     (b) In the event that Landlord and Tenant execute and deliver the Other Property Executed Contract prior to the expiration of the thirty (30) day period, then, Landlord shall sell the Other Property to Tenant, and Tenant shall purchase the Other Property from Landlord, in accordance with the terms of the Other Property Executed Contract.

     (c) In the event that (i) Landlord and Tenant are unable to agree on the terms and conditions of the contract within the applicable thirty (30) day period, and (ii) at the expiration of such period, Landlord intends to market the Other Property for a stated price or a price range, then prior to marketing the Other Property for such stated price or at such price range, Landlord shall advise Tenant, in writing (the "Other Property Market Price Offer"), of the stated price or price range at which Landlord intends to initially market the Other Property. Upon Tenant's receipt of the Other Property Market Price Offer, Landlord and Tenant shall negotiate in good faith for a period of five (5) days the terms and conditions upon which Landlord would be willing to sell the Other Property to Tenant, and Tenant would be willing to purchase the Other Property from Landlord. In the event that Tenant and Landlord agree in writing on the terms and conditions on which Landlord would sell the Other Property to Tenant and Tenant would purchase the Other Property from Landlord within five (5) days after the date that Landlord delivers the Other Property Market Price Offer to Tenant, then the provisions of Section 45(d) below shall be applicable. Notwithstanding anything herein to the contrary, in the event that Landlord and Tenant do not agree, in writing, on the terms and conditions upon which Landlord would sell the Other Property to Tenant, and Tenant would purchase the Other Property from Landlord, prior to the expiration of the applicable five (5) day period, then (i) the provisions of Section 45 of this Lease shall be null and void and of no further force and effect, and (ii) Landlord shall have the right to sell the Other Property to any party or parties, including Tenant. Notwithstanding the foregoing, in the event that Landlord does not sell the Other Property within twelve (12) months after the expiration of such five (5) day period, then, subject to the provisions of Section 45(g) below, this Section 45 shall again be of full force and effect.

     (d)  In the event that Landlord and Tenant agree, in writing, within five
(5) days after the date that Landlord delivers the Other Property Market Price Offer to Tenant, on the terms and conditions which Landlord would sell the Other Property to Tenant, and Tenant would purchase the Other Property from Landlord, then prior to the expiration of such five (5) day period, Landlord and Tenant shall enter into a written contract, which contract shall contain the terms and conditions (the "Other Property Sales Terms") which the parties have previously agreed to in writing during the five (5) day period. If Landlord and Tenant shall execute and deliver the contract within the applicable five (5) day period, and Tenant shall simultaneously therewith, pay to Landlord, in immediately available federal funds, a non-refundable payment equal to five percent (5%) of the purchase price (the "Other Property Downpayment"), then Landlord shall sell to Tenant, and Tenant shall purchase from Landlord, the Other Property in accordance with the terms of such contract. In the event that Tenant fails to either execute the contract within the applicable five (5) day period, or fails to deliver to Landlord the Other Property Downpayment within the applicable five (5) day period, then (i) the provisions of Section 45 shall be null and void and of no further force or effect, and (ii) Landlord shall have the right to sell the Other Property to any party or parties, including Tenant. Notwithstanding the foregoing, in the event that Landlord does not sell the Other Property within twelve (12) months after the expiration of such five (5) day period, then, subject to the provisions of Section 45(g) below, this Section 45 shall again be of full force and effect.

     (e) Notwithstanding anything herein to the contrary, if upon expiration of the applicable thirty (30) day period, the Landlord markets the Other Property, but such initial marketing does not contain a stated price or price range, but instead requests that interested parties submit a bid or offer that contains the purchase price that such party is willing to pay to purchase the Other Property, then Landlord shall solicit a bid from Tenant and, subject to the provisions of
Section 45(g) below, the provisions of Sections 41(c) and (d) shall not be applicable to any sale that takes place within twelve (12) months following the expiration of such thirty (30) day period, and Landlord shall have the right to sell the Other Property to any party or parties, including Tenant.

     (f) As used in this Section 45, "Landlord" shall be deemed to include Meridian Rockville Plaza, LLC ("Meridian"), any party that is affiliated with or related to Meridian, and any party that succeeds to Landlord's interest under the Lease. In the event that Meridian sells the Building, the provisions of this Section 45 shall survive with respect to Meridian and any party that is related to or affiliated with Meridian. Notwithstanding anything herein to the contrary, the provisions of this Section 45 shall be subject and subordinate to the lien of any mortgage or deed of trust which may in the future encumber the Other Property.

     (g) Notwithstanding anything herein to the contrary, in the event that prior to the date that occurs twelve (12) months after the date that Tenant's right of first negotiation lapses under this Section 45, Landlord enters into a contract to sell the Other Property to another party, and such sale is consummated within one hundred eighty (180) days thereafter, the provisions of this Section 45 shall be of no further force or effect.

     (h) Tenant shall cooperate (at no cost to Tenant) with Landlord's efforts in acquiring the Other Property and shall exclusively work with Landlord in obtaining the Other Property. Tenant shall not compete with Landlord in acquiring the Other Property or in acquiring any interest in the Other Property. Tenant shall not "team" or joint venture with any other party to purchase or lease the Other Property or any part thereof.

46.  PACKAGE SALE.

     (a) In the event that (i) Landlord has delivered to Tenant a notice under Sections 41 and/or 44, and/or 45 of this Lease which stated that Landlord intended to sell, as part of the same transaction (the "Package Transaction"), two (2) or more of the following properties: the Building, the Adjacent Building and the Other Property, (ii) Landlord and Tenant did not enter into and deliver a contract to purchase and sell the applicable properties within the applicable time frame provided for under such Sections of the Lease, (iii) the applicable properties that Landlord desired to sell were not sold to another party, and
(iv) Landlord, in the exercise of its sole and absolute discretion, either elects to market only one (1) of such properties that was formerly a part of the Package Transaction or Landlord elects to market two (2) or more of the Building, the Adjacent Building and/or the Other Property, and at least one (1) of such properties was not a part of the Package Transaction (the property or properties that Landlord elects, in its sole discretion, to so market under the foregoing provisions of this Section 46 shall hereinafter be referred to as the "Available Property"), then the provisions of Section 46(b) below shall be applicable.

     (b)  In the event that (i) the provisions of Section 46 are applicable,
(ii) this Lease shall be in full force and effect, (iii) Tenant shall not then be in default under this Lease, and (iv) Tenant shall be then occupying at least fifty percent (50%) of the Demised Premises, then, prior to offering to sell the Available Property to any party, Landlord shall deliver to Tenant a written contract which contains the terms and conditions upon which Landlord is willing to sell the Available Property. In the event that Tenant desires to purchase the Available Property (including, for purposes of this Section 46, the underlying land and adjacent land upon which parking spaces can be located so that the Available Property complies with applicable law), Landlord and Tenant shall thereafter, negotiate in good faith for a period of five (5) days after the date of delivery of such contract, the terms and conditions upon which the parties would be willing to enter into an agreement for the purchase and sale of the Available Property. In the event that Landlord and Tenant agree on the terms and conditions of an agreement of purchase and sale of the Building during the same five (5) day period, the parties shall, in good faith, during such five
(5) day period, attempt to execute and deliver a contract containing such agreed upon terms and conditions (such fully executed contract shall hereinafter be referred to as the "Available Property Executed Contract"). Such Available Property Executed Contract shall provide for the payment by Tenant to Landlord of five percent (5%) of the purchase price that is set forth in the Available Property Executed Contract, which payment shall be (i) non-refundable, and (ii) in immediately available federal funds. Notwithstanding anything herein to the contrary, in the event that Landlord and Tenant do not execute and deliver the Available Property Executed Contract prior to the expiration of the five (5) day period provided for above, and Landlord thereafter sells the Available Property within twelve (12) months thereafter, then, subject to the provisions of Section 46(f) below, (i) the provisions of this Section 46 shall be null and void and of no further force or effect, and (ii) Landlord shall have no further obligation to offer to sell the Available Property or any portion thereof to Tenant. In the event that Landlord does not sell the Available Property within such twelve
(12) month period, then, subject to the provisions of Section 46(f) below, the provisions of this Section 46 shall again be in full force and effect.

     (c) In the event that Landlord and Tenant execute and deliver the Available Property Executed Contract prior to the expiration of the five (5) day period, then, Landlord shall sell the Available Property to Tenant, and Tenant shall purchase the Available Property from Landlord, in accordance with the terms of the Available Property Executed Contract.

     (d)  In the event that Landlord and Tenant agree, in writing, within five
(5) days after the date that Landlord delivers the contract for the Available Property, on the terms and conditions which Landlord would sell the Available Property to Tenant, and Tenant would purchase the Available Property from Landlord, then prior to the expiration of such five (5) day period, Landlord and Tenant shall enter into a written contract, which contract shall contain the terms and conditions (the "Available Property Sales Terms") which the parties have previously agreed to in writing during the five (5) day period. If Landlord and Tenant shall execute and deliver the contract within the applicable five (5) day period, and Tenant shall simultaneously therewith, pay to Landlord, in immediately available federal funds, a non-refundable payment equal to five percent (5%) of the purchase price (the "Available Property Downpayment"), then Landlord shall sell to Tenant, and Tenant shall purchase from Landlord, the Available Property in accordance with the terms of such contract. In the event that Tenant fails to either execute the contract within the applicable five (5) day period, or fails to deliver to Landlord the Available Property Downpayment within the applicable five (5) day period, then (i) the provisions of Section 46 shall be null and void and of no further force or effect, and (ii) Landlord shall have the right to sell the Available Property to any party or parties, including Tenant. Notwithstanding the foregoing, in the event that Landlord does not sell the Available Property within twelve (12) months after the expiration of such five (5) day period, then, subject to the provisions of Section 46(f) below, this Section 46 shall again be of full force and effect.

     (e) Notwithstanding anything herein to the contrary, the provisions of this Section 46 shall be subject and subordinate to the lien of any mortgage or deed of trust which may in the future encumber the Building.

     (f) Notwithstanding anything herein to the contrary, in the event that prior to the date that occurs twelve (12) months after the date that Tenant's right of first negotiation lapses under this Section 46 Landlord enters into a contract to sell the Available Property to another party, and such sale is consummated within one hundred eighty (180) days thereafter, the provisions of this Section 46 shall be of no further force or effect.

     (g) Notwithstanding anything herein to the contrary, in the event of any conflict between the terms of Sections 41, 44 and/or 45 of this Lease and the terms of Section 46 of this Lease, the terms of Section 46 of this Lease shall govern and control (i.e., if Landlord is obligated to provide Tenant with a written notice under this Section 46 with respect to any Available Property, Landlord shall not be required to also send Tenant a written notice under Sections 41, 44 or 45 of this Lease, and Tenant's right of first negotiation with respect to such property on such occasion shall be governed by the provisions of this Section 46).

47.  LOADING DOCK.

     (a) Tenant acknowledges that the loading dock that is located in the Building serves as the only loading dock for both the Building and the Adjacent Building. Landlord hereby grants to Tenant the right to use the loading dock twenty four (24) hours per day, seven (7) days per week, during the Lease Term, provided, however, the loading dock shall be available for the reasonable use of tenants and occupants (and their agents, contractors, employees, and delivery personnel) of the Adjacent Building during the hours of 8:00 a.m. through 6:00 p.m., Monday through Friday (the "Standard Hours") (except for legal holidays). In addition, Tenant shall make the loading dock available for use by contractors providing janitorial or char services to the Adjacent Building during periods that are reasonably acceptable to Landlord and Tenant on Monday through Friday of each week (the "Char Service Hours") and Tenant shall make the loading dock available at other times for reasonable periods of time upon receiving at least twenty-four (24) hours' prior notice. In the event that Landlord requests that the loading dock be made available on a regular basis for use by the tenants and/or occupants of the Adjacent Building for hours that exceed the Standard Hours and the Char Service Hours, then (i) Tenant shall employ security personnel who will supervise access to the loading dock during such hours, (ii) Landlord shall reimburse Tenant for Tenant's reasonable, out-of-pocket costs of employing such security personnel for such after-hours usage and (iii) operating expenses that are charged to Tenant under this Lease shall not include any amount that is payable by Landlord under this sentence.

     (b) Landlord and Tenant have agreed to make certain improvements in the Building in the areas adjacent to, and in the vicinity of the loading dock, so that occupants and tenants of the Adjacent Building (and their agents, contractors, employees and delivery personnel) will not have access to the Demised Premises.

     (c) Throughout the Lease Term, Tenant, at Tenant's sole cost and expense, shall employ security personnel who will supervise access to the loading dock on a non-discriminatory basis. Such security personnel shall be physically present at the loading dock area during the hours of 8:00 a.m. through 6:00 p.m., Monday through Friday (except for legal holidays) and during the Char Service Hours.
To the extent that access to the loading dock is requested by Landlord or any party acting by or through Landlord, including, without limitation, occupants and tenants of the Adjacent Building, during any hours other than are set forth above, the cost of employing security personnel to supervise such access shall be borne by the party who requests such access (i.e., if a tenant of the Adjacent Building moves into the Building on a Sunday, the cost of the security personnel who supervises such move shall be borne by such tenant).

     (d) The security personnel that is so employed by Tenant shall have no obligation to receive or account for any merchandise, equipment or property that is delivered, or is intended for delivery, to the Adjacent Building.

     (e) Landlord and Tenant shall, in good faith, cooperate with each other in connection with the use of such loading dock.

48. FENCE. Tenant has advised Landlord that Tenant intends to install a fence around a portion of the exterior of the Building which limits access to certain exterior entrances to the Building (i.e., the entrances to the Building which are located on the lower level of the Building near the cafeteria that is located in the Building). Tenant, at Tenant's sole cost and expense, shall have the right to install such fence, provided (a) the size, color, height, design, location, method of installation of, and plans and specifications for, such fence shall be subject to Landlord's prior written approval, and (b) such fence is installed and maintained by Tenant in a first class manner in accordance with all Governmental Laws.

49. SUBORDINATION OF LIEN. Upon Tenant's prior written request, Landlord agrees to subordinate its interest in any equipment, trade fixtures or personal property of Tenant that is located in the Demised Premises to the lien of any bona fide equipment lease or bona fide financing arrangement.

50.  SATELLITE DISH.

     (a) Subject to the satisfaction of all the conditions in this Section, Tenant shall have the right to install in an area designated by Landlord on the roof of the Building a satellite dish antenna, together with the cables extending from such antenna to the Demised Premises. Tenant shall not be entitled to install such an antenna (i) which is greater than 3.5 meters in diameter, (ii) which is more than ten (10) feet in height, (iii) if such installation would adversely affect (or in a manner that would adversely affect) any warranty with respect to the roof, (iv) (A) if such installation would adversely affect (or in a manner that would adversely affect) the structure or any of the building systems of the Building, or (B) without Landlord's prior written consent, if such installation would require (or in a manner that would require) any structural alteration to the Building, (v) if such installation would violate (or in a manner that would violate) any applicable federal, state or local law, rule or regulation, (vi) unless sufficient room therefor exists at the time of the proposed installation, (vii) unless Tenant has obtained at Tenant's expense, and has submitted to Landlord copies of, all permits and approvals relating to such antenna and such installation, (viii) unless such antenna is white or of a beige or lighter color (or is otherwise appropriately screened), (ix) unless such antenna is installed, at Tenant's sole cost and expense, by a qualified contractor chosen by Tenant and approved in advance by Landlord, which approvals shall not be unreasonably withheld, conditioned or delayed, (x) to the extent that the installation and/or use of said antenna and related equipment would interfere with any existing tenant of the Building's use of its telecommunication equipment, and (xi) unless Tenant obtains Landlord's prior consent to the manner in which such installation work is to be done. All plans and specifications concerning such installation shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

     (b) Tenant shall not have access to any such antenna without Landlord's prior written consent, which consent shall be granted to the extent necessary for Tenant to perform its maintenance obligations hereunder and only if Tenant is accompanied by Landlord's representative (if Landlord so requests).

     (c) At all times during the Lease Term, Tenant shall maintain said antenna in good condition and in a manner that avoids interference with or disruption to Landlord and other tenants of the Building. At the expiration or earlier termination of the Lease Term (of if Tenant discontinues use of such antenna), Tenant shall remove such antenna and related equipment from the Building.

     (d) Upon ten (10) days' prior written notice to Tenant, Landlord shall have the right to require Tenant to relocate the antenna, if in Landlord's opinion such relocation is necessary or desirable. Any such relocation shall be performed by Tenant at Tenant's expense, and in accordance with all of the requirements of this Section. Nothing in this Section shall be construed as granting Tenant any line of sight easement with respect to such satellite dish antenna; provided, however, that if Landlord requires that such antenna be relocated in accordance with the preceding two (2) sentences, then Landlord shall use reasonable efforts to provide either (a) the same line of sight for such antenna as was available prior to such relocation, or (b) a line of sight for such antenna which is functionally equivalent to that available prior to such relocation.

     (e) In granting Tenant the right hereunder, Landlord makes no representation as to the legality of such antenna or its installation. If any federal, state, county, regulatory or other authority requires the removal or relocation of such antenna, Tenant shall remove or relocate such antenna at Tenant's sole cost and expense, and Landlord shall under no circumstances be liable to Tenant therefor.

     (f) Tenant shall indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from any act or omission with respect to the installation, use, operation, maintenance, repair or disassembly of such antenna and related equipment.

     IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

WITNESS/ATTEST:                         LANDLORD:


                                        MERIDIAN ROCKVILLE PLAZA, LLC, a
                                        Maryland limited liability company


By:                                     By:                               (SEAL)
   --------------------------------        -------------------------------
Title:                                  Title:
      -----------------------------           ----------------------------
Date:
     ------------------------------

WITNESS/ATTEST:                         TENANT:

                                        THE PERKIN-ELMER CORPORATION,
                                        a New York corporation


By:                                     By:                               (SEAL)
   --------------------------------        -------------------------------
Title:                                  Title:
      -----------------------------           ----------------------------
Date:
     ------------------------------

                              SECRETARY'S CERTIFICATE

                                 (Corporate Tenant)

     I, _____________________________, Secretary of The Perkin-Elmer
Corporation, a New York corporation, do hereby certify that the foregoing and annexed Lease was executed and delivered pursuant to and in strict conformity with, the provisions of a resolution of the Board of Directors of said (professional) corporation (association) passed at a regularly called meeting of said Board of Directors, and that a quorum was present at said meeting (or adopted by unanimous written consent of said Board of Directors, in lieu of a meeting), in conformity with the laws of the state of incorporation of said corporation.



                                        ------------------------------------
                                        Secretary

                                        Date:
                                             -------------------------------

[Corporate Seal]